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                                                                   EXHIBIT 10.34

                           SENIOR UNSECURED TERM LOAN

                             AND GUARANTY AGREEMENT

                         dated as of December 19, 2003

                                     among,

                              THL BEDDING COMPANY,
                                  as Company,

           THL-SC BEDDING COMPANY AND CERTAIN SUBSIDIARIES OF COMPANY,
                                 as Guarantors,

                    THE FINANCIAL INSTITUTIONS LISTED HEREIN,
                                   as Lenders,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
     as Sole Bookrunner, a Joint Lead Arranger and as Co-Syndication Agent,

                               UBS SECURITIES LLC,
             as a Joint Lead Arranger and as Co-Syndication Agent,

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            as Administrative Agent

                -------------------------------------------------
                         $140,000,000 TERM LOAN FACILITY
                -------------------------------------------------

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AND GUARANTY AGREEMENT
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                                TABLE OF CONTENTS
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SECTION 1. DEFINITIONS; INTERPRETATION .........................................      2
     1.1     Defined Terms .....................................................      2
     1.2     Accounting Terms ..................................................      32
     1.3     Interpretation, etc................................................      33

SECTION 2. TERM LOANS ..........................................................      33
     2.1     Term Loans ........................................................      33
     2.2     [Reserved] ........................................................      33
     2.3     [Reserved] ........................................................      33
     2.4     Pro Rata Shares ...................................................      33
     2.5     Use of Proceeds ...................................................      34
     2.6     Term Loan Notes; Register; Lenders' Books and Records .............      34
     2.7     Interest Payments .................................................      35
     2.8     Conversion; Continuation ..........................................      36
     2.9     Post-Maturity Interest ............................................      36
     2.10    Fees ..............................................................      37
     2.11    Repayment of Term Loans ...........................................      37
     2.12    Voluntary Prepayments .............................................      37
     2.13    Mandatory Prepayments .............................................      37
     2.14    [Reserved] ........................................................      38
     2.15    Guaranty Payments .................................................      38
     2.16    General Provisions Regarding Payments .............................      38
     2.17    Ratable Sharing ...................................................      39
     2.18    Making or Maintaining Eurodollar Rate Loans .......................      39
     2.19    Increased Costs; Capital Adequacy .................................      41
     2.20    Taxes; Withholding, Etc............................................      42
     2.21    Capital Adequacy Adjustment .......................................      45
     2.22    Obligation to Mitigate ............................................      46
     2.23    [Reserved] ........................................................      47
     2.24    Removal or Replacement of a Lender ................................      47

SECTION 3. CONDITIONS PRECEDENT ................................................      47
     3.1     Closing Date ......................................................      47

SECTION 4. REPRESENTATIONS AND WARRANTIES ......................................      51
     4.1     Organization and Powers ...........................................      51
     4.2     Qualification and Good Standing ...................................      51
     4.3     Subsidiaries ......................................................      52
     4.4     Authorization of Borrowing; No Conflict ...........................      52
     4.5     Governmental Consents .............................................      53
     4.6     Binding Obligation ................................................      53
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     4.7     Valid Issuance of the Senior Subordinated Notes ..............................      53
     4.8     Financial Condition ..........................................................      53
     4.9     No Material Adverse Change ...................................................      53
     4.10    Litigation; Adverse Facts ....................................................      53
     4.11    Payment of Taxes .............................................................      54
     4.12    Title to Properties; Real Property ...........................................      54
     4.13    [Reserved] ...................................................................      54
     4.14    Environmental ................................................................      54
     4.15    No Defaults ..................................................................      55
     4.16    Governmental Regulation ......................................................      55
     4.17    Margin Stock .................................................................      55
     4.18    Employee Matters .............................................................      55
     4.19    Employee Benefit Plans .......................................................      55
     4.20    [Reserved] ...................................................................      56
     4.21    Solvency .....................................................................      56
     4.22    Certain Related Agreements ...................................................      56
     4.23    [Reserved] ...................................................................      56
     4.24    Disclosure ...................................................................      56
     4.25    Intellectual Property ........................................................      57

SECTION 5. AFFIRMATIVE COVENANTS ..........................................................      57
     5.1     Financial Statements and Other Reports .......................................      57
     5.2     Legal Existence, etc. ........................................................      60
     5.3     Payment of Taxes and Claims ..................................................      60
     5.4     Maintenance of Properties ....................................................      61
     5.5     Insurance ....................................................................      61
     5.6     Inspection Rights; Lender Meeting ............................................      61
     5.7     Compliance with Laws, Etc. ...................................................      62
     5.8     Environmental Matters ........................................................      62
     5.9     Subsidiaries .................................................................      63
     5.10    Execution of Credit Documents ................................................      63
     5.11    Designated Senior Debt .......................................................      63

SECTION 6. NEGATIVE COVENANTS .............................................................      64
     6.1     Indebtedness and Issuance of Disqualified Stock and Preferred
             Stock ........................................................................      64
     6.2     Liens ........................................................................      65
     6.3     Investments ..................................................................      66
     6.4     [Reserved] ...................................................................      69
     6.5     Restricted Junior Payments ...................................................      69
     6.6     [Reserved] ...................................................................      73
     6.7     Fundamental Changes ..........................................................      73
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     6.8     Asset Sales ..................................................................     74
     6.9     [Reserved] ...................................................................     76
     6.10    Transactions with Shareholders and Affiliates ................................     76
     6.11    Amendments or Waivers of Certain Documents ...................................     76
     6.12    Conduct of Company Business ..................................................     77
     6.13    Special Covenants of Holdings ................................................     77
     6.14    Fiscal Year ..................................................................     77
     6.15    Restriction on Burdensome Agreements .........................................     77

SECTION 7. GUARANTY .......................................................................     78
     7.1     Guaranty of the Obligations ..................................................     78
     7.2     Limitation on Amount Guarantied ..............................................     78
     7.3     Payment by Guarantors ........................................................     79
     7.4     Liability of Guarantors Absolute .............................................     79
     7.5     Waivers by Guarantors ........................................................     82
     7.6     Guarantors' Rights of Subrogation. Contribution, Etc. ........................     82
     7.7     Subordination of Other Obligations ...........................................     83
     7.8     Continuing Guaranty ..........................................................     83
     7.9     Authority of Guarantors or Company ...........................................     83
     7.10    Financial Condition of Company and Guarantors ................................     83
     7.11    Bankruptcy, Etc. .............................................................     84
     7.12    Discharge of Guaranty Upon Sale of Guarantor .................................     84

SECTION 8. EVENTS OF DEFAULT ..............................................................     85
     8.1     Events of Default ............................................................     85
     8.2     Certain Option of Lenders ....................................................     87

SECTION 9. AGENTS .........................................................................     88
     9.1     Appointment of Agents ........................................................     88
     9.2     Powers and Duties ............................................................     88
     9.3     General Immunity .............................................................     89
     9.4     Agent Entitled to Act as Lender ..............................................     89
     9.5     Lenders' Representations and Warranties ......................................     90
     9.6     Right to Indemnity ...........................................................     90
     9.7     Successor Administrative Agent ...............................................     91

SECTION 10. MISCELLANEOUS .................................................................     91
    10.1    Notices .......................................................................     91
    10.2    Expenses ......................................................................     91
    10.3    Indemnity .....................................................................     92
    10.4    [Reserved] ....................................................................     93
    10.5    Amendments and Waivers ........................................................     93
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    10.6    Successors and Assigns; Participations ........................................     94
    10.7    Independence of Covenants .....................................................     97
    10.8    Survival of Representations, Warranties and Agreements ........................     97
    10.9    No Waiver; Remedies Cumulative ................................................     97
    10.10   Payments Set Aside ............................................................     97
    10.11   Severability ..................................................................     97
    10.12   Obligations Several; Independent Nature of Lenders' Rights ....................     98
    10.13   Headings ......................................................................     98
    10.14   APPLICABLE LAW ................................................................     98
    10.15   CONSENT TO JURISDICTION AND SERVICE OF PROCESS ................................     98
    10.16   WAIVER OF JURY TRIAL ..........................................................     99
    10.17   Confidentiality ...............................................................     99
    10.18   Counterparts; Effectiveness ...................................................    100
    10.19   Maximum Amount ................................................................    100
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SCHEDULES:

         1.l(b)   Term Loan Amounts
         4.1      Subsidiaries of Holdings
         6.1      Certain Existing Indebtedness
         6.2      Certain Existing Liens
         6.3      Certain Existing Investments

EXHIBITS:

         A        Conversion/Continuation Notice
         B        Term Loan Note
         C-1      Opinion of Weil, Gotshal & Manges LLP
         C-2      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         D        Assignment Agreement
         E        Certificate Re Non-Bank Status
         F        Solvency Certificate
         G        Closing Date Certificate
         H        Counterpart Agreement
         I        Certain Adjustments to EBITDA
         J        Assumption Agreement

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                           SENIOR UNSECURED TERM LOAN
                             AND GUARANTY AGREEMENT

       This SENIOR UNSECURED TERM LOAN AND GUARANTY AGREEMENT dated as of December 19, 2003, is entered into by and among THL BEDDING COMPANY, a Delaware corporation ("COMPANY"),THL-SC BEDDING COMPANY, a Delaware corporation ("HOLDINGS"),CERTAIN SUBSIDIARIES OF COMPANY PARTY HERETO, as Guarantors, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as sole bookrunner, joint lead arranger and as co-syndication agent, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HERETO (together with each such institution's successors and permitted assigns, each a "LENDER"),UBS SECURITIES LLC ("UBSS"),as joint lead arranger and co-syndication agent and DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"),as administrative agent for Lenders (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT").

                                    RECITALS

         WHEREAS, capitalized terms used herein having the meanings assigned to those terms in Section 1.1;

         WHEREAS, the Equity Investors have formed Parent, Holdings and its wholly- owned Subsidiary, Company, for the purpose of consummating the transactions described below;

         WHEREAS, (i) Company intends to acquire (the "ACQUISITION")not less than 84% of the outstanding capital stock of Simmons HoldCo, (ii) the Management Investors intend to exchange certain of their outstanding common stock of Simmons HoldCo (or options to acquire common stock) for common stock of Holdings or Parent, (iii) Fenway will exchange all of its outstanding common stock of Simmons HoldCo for 10% of common stock of Holdings or Parent, and (iv) Company will make cash payments to Sellers;

         WHEREAS, Company has requested that Lenders extend certain credit facilities in an aggregate principal amount of $140,000,000 the proceeds of which will be used, together with (i) the net cash proceeds of the Equity Financing contributed by Holdings to Company, (ii) not less than $200,000,000 in cash proceeds of the Senior Subordinated Notes and (iii) not less than $405,000,000 in cash proceeds of Tranche B Term Loans and not more than $8,200,000 of Revolving Loans made pursuant to the Credit Agreement, to satisfy the Acquisition Financing Requirements and to provide financing for the working capital and general corporate requirements of Holdings and its Subsidiaries;

         WHEREAS, concurrently with the consummation of the Acquisition, Company will merge with and into Simmons HoldCo, with Simmons HoldCo being the surviving corporation and, immediately following such merger, Simmons Company, a Delaware

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838278-New York Server 7A
corporation ("PRE-MERGER SIMMONS"),will merge with and into Simmons HoldCo with Simmons HoldCo being the surviving corporation and changing its name to "Simmons Company", such surviving company being referred to herein as "Simmons" (collectively, the "MERGERS");

         WHEREAS, immediately following the consummation of the Mergers, all references herein to "Company" shall be deemed to be references to Simmons, as the surviving corporation; and

         WHEREAS, Holdings and certain Subsidiaries of Company desire to guarantee the Obligations.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Company, each of its Subsidiaries party hereto, Lenders and Agents agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION

         1.1 DEFINED TERMS. The following terms used herein, including (except to the extent specifically stated otherwise) the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "ACQUISITION" has the meaning assigned to that term in the recitals to this Agreement.

         "ACQUISITION FINANCING REQUIREMENTS" means the amounts necessary (i) to pay the cash portion of the purchase price for the shares of Simmons HoldCo stock to be paid in connection with the Acquisition, (ii) to refinance all Indebtedness outstanding under Company's existing credit agreement, dated as of October 29, 1998, as amended to date, among Simmons HoldCo, Pre-Merger Simmons, the lenders party thereto and UBS A.G., Stamford Branch, as administrative agent, (iii) to purchase and discharge the Existing Notes tendered pursuant to the Tender Offer, (iv) to repay the Junior Note, (v) to pay all other amounts payable pursuant to the Stock Purchase Agreement and (v) to pay Transaction Costs.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered rate (rounded upward to the nearest 1/16 of one percent) appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) (or if such page or service is not available, any page reasonably determined by Administrative Agent to be the successor thereto) at or about 10:00 a.m. (New York time) on such Interest Rate Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period, by (ii) the difference of (1) a

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percentage equal to 100%, minus (2) the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). If for any reason the portion of the Adjusted Eurodollar Rate determined by reference to the mechanics of clause (i) of this definition is unavailable, as determined by Administrative Agent, such portion of Adjusted Eurodollar Rate for the applicable Interest Period shall mean the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by DBNY for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of DBNY for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date.

         "ADJUSTED MAXIMUM AMOUNT" has the meaning assigned to that term in
Section 7.2(b).

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the preamble hereto.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or its Material Subsidiaries, threatened in writing against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

         "AFFECTED LENDER" has the meaning assigned to that term in Section 2.18(b).

         "AFFECTED TERM LOANS" has the meaning assigned to that term in Section 2.18(b).

         "AFFILIATE,"as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, neither any Agent or any Lender shall be deemed to be an Affiliate of any Credit Parties or any Affiliate thereof.

         "AGENT" means each of the Co-Syndication Agents, Joint Lead Arrangers and Administrative Agent.

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         "AGGREGATE PAYMENTS" has the meaning assigned to that term in Section
7.2(b).

         "AGREEMENT" means this Senior Unsecured Term Loan and Guaranty Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "ASSET SALE" means (i) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance or other disposition of any assets or rights of Company or any its Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Company and its Subsidiaries taken as a whole will be governed by
Section 6.7 and not by the provisions of Section 6.8 and (ii) the issuance of equity Securities in any of Company's Subsidiaries or the sale of equity Securities in any of its Subsidiaries (in each case other than directors' qualifying equity Securities or equity Securities required by applicable law to be held by a Person other than Company or a Subsidiary).

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

         (a) any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $5.0 million;

         (b) a sale, conveyance or other disposition or transfer of assets between or among Holdings and its Subsidiaries;

         (c) an issuance of equity Securities by, or a sale of equity Securities in, a Subsidiary of Company to Company or to another Subsidiary of Company;

         (d) the sale, lease, sub-lease, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business, including leases with a duration of no greater than twenty-four (24) months with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

         (e) the sale, lease, conveyance or other disposition of obsolete, damaged or worn out equipment or property in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of Company or its Subsidiaries;

         (f) the sale, conveyance or other disposition of Cash or Cash Equivalents;

         (g) sales, conveyances or other dispositions of accounts receivable and related assets or participations therein in connection with any Qualified Receivables Transaction;

         (h)      a Restricted Junior Payment or Investment that is permitted by
Section 6.5 and or Section 6.3;

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         (i)      the licensing of intellectual property to third Persons on customary terms as determined in good faith by the Board of Directors of Company; or

         (j) any sale of equity Securities in or Indebtedness or other securities of a Non-Guarantor Subsidiary.

         "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement in the form of Exhibit D.

         "ASSUMPTION AGREEMENT" means an Assumption Agreement in the form of Exhibit J.

         "AUTHORIZED OFFICERS" means, as applied to any Person, (i) its chairman of the board (if an officer) or president or one of its board-elected vice presidents, and (ii) its chief financial officer, treasurer or assistant treasurer.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (i) the Prime Rate, and
(ii) the rate equal to the sum of (a) 0.50%, plus (b) the Federal Funds Effective Rate.

         "BASE RATE LOAN" means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

         "BENEFICIARY" means Administrative Agent, each of the other Agents and each of the Lenders.

         "BOARD OF DIRECTORS" means (i) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation; (ii) with respect to a partnership or limited liability company, the managing general partner or partners or the managing member or members or any controlling committee of partners or members, as applicable; and (iii) with respect to any other Person, any similar governing body.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

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         "CAPTIVE INSURANCE SUBSIDIARY" has the meaning assigned to that term in
Section 6.3(i).

         "CASH" means money, currency or a credit balance in any demand or deposit account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of "A" or better from either Standard & Poor's Ratings Group ("S&P") or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits, eurodollar time deposits or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has capital and surplus in excess of $500,000,000; (v) repurchase obligations for underlying securities of the types described in clauses (i), (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above; and (vi) shares of any money market mutual fund that invests substantially all of its assets in the types of investments referred to in clauses (i) through
(iv) above or in Dollars.

         "CERTIFICATES OF MERGER" means (i) the Certificate of Ownership and Merger dated as of December 19, 2003 by and between Company and Simmons HoldCo and (ii) the Certificate of Ownership and Merger dated as of December 19, 2003 by and between Simmons HoldCo and Pre-Merger Simmons, in the form delivered to Administrative Agent prior to or concurrently with the execution of this Agreement.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate in the form of Exhibit E.

         "CFO CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to (in the case of unaudited financial statements) changes resulting from audit and normal year-end adjustments and, in the case of monthly financial statements, the absence of footnotes.

         "CHANGE OF CONTROL" has the meaning assigned to that term in the Senior Subordinated Note Indenture.

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         "CLOSING DATE" means the date on or before December 19, 2003 on which the Term Loans are made.

         "CLOSING DATE CERTIFICATE" means a certificate in the form of Exhibit
G.

         "COMPANY" has the meaning assigned to that term in the preamble hereto.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, plus to the extent the following amounts were deducted in calculating Consolidated Net Income: (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus
(v) total amortization expense, plus (vi) Management Fees, plus (vii) ESOP expenses, PLUS (viii) the aggregate amount of the fees, costs and cash expenses paid by Company in connection with the consummation of the Acquisition (including, without limitation, bonus and option payments) for such period, plus
(ix) other non-cash items reducing Consolidated Net Income (including, without limitation, non-cash purchase accounting adjustments and debt extinguishment costs but excluding accruals of expenses and the establishment of reserves in the ordinary course of business), plus (x) the Cure Amount, if any, received by Company in respect of such period, plus (xi) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including, but not limited to, any expenses relating to the Acquisition, the Mergers and the Related Agreements, plus (xii) any reasonable expenses or charges related to any issuance of Securities, Investments permitted under Section 6.3, Permitted Acquisitions, recapitalizations, Asset Sales permitted by Section 6.7 or Indebtedness permitted to be incurred under Section 6.1 less other non-cash items increasing Consolidated Net Income (other than accruals of revenue or reversals of reserves in the ordinary course of business), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided, that for the periods set forth on Exhibit I, Consolidated Adjusted EBITDA shall be the amount set forth opposite such period on Exhibit I.

         "CONSOLIDATED CAPITAL EXPENDITURES" has the meaning assigned to that term in the Credit Agreement.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding any net costs under Interest Rate Agreements. For purposes of greater clarity, it is understood that "Consolidated Interest Expense" excludes interest income.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP; provided, there shall be excluded the sum of
(i) the income (or

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loss) of any Person (other than a Subsidiary of Company) in which any other
Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period; plus (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries; plus (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; plus
(iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan; plus (v) (to the extent not included in clauses (i) through (iv) above) any net non-cash extraordinary gains or net non-cash extraordinary losses; plus (vi) for purposes of Section 6.5 only, any goodwill impairment charges plus (vii) for purposes of determining the "Senior Leverage Ratio" and any component part thereof only, any gains, losses or charges associated with Interest Rate Agreements.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the type specified in clauses (a) or (b) of the definition thereof of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION" means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any equity Security issued by that Person or of any material indenture, mortgage, deed of trust,

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contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTRIBUTING GUARANTORS" has the meaning assigned to that term in
Section 7.2(b).

         "CONVERSION/CONTINUATION NOTICE" means a notice in the form of Exhibit
A.

         "CO-OP SUBSIDIARY" means a Person formed by The Simmons Manufacturing Co., LLC, Simmons Caribbean Bedding, Inc. (or another Subsidiary of Company) and a third Person formed to operate as a "T corporation" under the Internal Revenue Code.

         "CO-SYNDICATION AGENT" means each of GSCP and UBSS in its capacity as a co-syndication agent.

         "COUNTERPART AGREEMENT" means a counterpart agreement in the form of Exhibit-H.

         "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of December 19, 2003, by and among Company, the other Persons named therein as guarantors, Goldman Sachs Credit Partners L.P. and UBS Securities LLC as co-syndication agents, Deutsche Bank A G, New York Branch, as administrative agent, and the other agents and lenders named therein, providing for up to $405,000,000 of Tranche B Term Loans (the "TRANCHE B TERM LOANS"), $75,000,000 revolving credit borrowings (such borrowings, the "REVOLVING LOANS") and up to $100,000,000 of incremental facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

         "CREDIT AGREEMENT TERMINATION DATE" means the date upon which all of the commitments of the lenders under the Credit Agreement have terminated, any loan or any other non-contingent obligation which is accrued thereunder has been paid or satisfied and no letters of credit thereunder are then outstanding (as determined in accordance with the Credit Agreement).

         "CREDIT DOCUMENT" means any of this Agreement, the Term Loan Notes, the Assumption Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents or any Lender in connection herewith (in each case, as such other documents, instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time).

         "CREDIT FACILITIES" means one or more debt facilities, indentures (including the Credit Agreement) or commercial paper facilities or other agreements, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such

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lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Subsidiaries of Company as additional borrowers or guarantors thereunder), whether by the same or any other agent, lender or group of lenders.

         "CREDIT PARTY" means Holdings, Company and the Subsidiary Guarantors.

         "CURE AMOUNT" has the meaning assigned to that term in the Credit Agreement.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party and which is designed to hedge against fluctuations in currency values and not for speculative purposes.

         "DBNY" has the meaning assigned to that term in the preamble hereto.

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by Company or one or more of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an certificate of an Authorized Officer setting forth the basis of valuation.

         "DISQUALIFIED STOCK" means any equity Security that, by its terms (or by the terms of any Security into which it is convertible, or for which it is exchangeable or exercisable, in each case at the option of the holder of the equity Securities), or upon the happening of any event (other than an event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the equity Securities, in whole or in part, on or prior to the Maturity Date; provided, however, that any class of equity Securities that, by its terms, authorizes the issuer thereof to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by delivery of equity Securities that are not Disqualified Stock, and that are not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such issuer satisfies its obligations with respect thereto solely by the delivery of equity Securities that are not Disqualified Stock. Notwithstanding the preceding sentence, any equity Securities that would constitute Disqualified Stock solely because the holders of the equity Securities have the right to require Company to repurchase such equity Securities upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such equity Securities provide that Company may not repurchase or redeem any such

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equity Securities pursuant to such provisions unless Company has first complied with the provisions of Section 2.13.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary of Company organized under the laws of any jurisdiction within the United States of America (but excluding any Foreign Subsidiary).

         "ELIGIBLE ASSIGNEE" means (i) a commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies and any investment fund that invests in commercial loans; and (ii) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised (other than any fund that is managed or advised by Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries) by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided, Eligible Assignee shall not include (a) any Affiliate of Company or Holdings or (b) Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is (currently or hereafter) or within the prior 6 years was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

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         "EQUITY FINANCING" means the issuance of Securities by Holdings or
Parent to the Equity Investors in connection with the Acquisition.

         "EQUITY INVESTORS" means Sponsor and the Management Investors.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the filing by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041 (c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective
ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that could reasonably be expected to result in material liability therefor, or the receipt by Company, any of its

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Subsidiaries or any of their respective ERISA Affiliates of notice from any
Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 406, 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "ESOP" means the Simmons Company Employee Stock Ownership Plan, as amended and restated effective January 17, 1989 whereby the Simmons Company Employee Stock Ownership Trust is the record and beneficial owner of the shares of Simmons HoldCo equity Securities pursuant to the terms thereof.

         "EURODOLLAR RATE LOAN" means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.1.

         "EXCESS PROCEEDS" has the meaning assigned to that term in Section 6.8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCLUDED CONTRIBUTIONS" means the Net Cash Proceeds received by Company after the Closing Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Company or any of its Subsidiaries) of equity Securities (other than Disqualified Stock) of Company, in each case designated within sixty (60) days of the receipt of such Net Cash Proceeds as Excluded Contributions pursuant to an certificate of an Authorized Officer, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (C)(2) of Section 6.5; provided that such proceeds may at any time be redesignated by Company so as not to constitute Excluded Contributions and will thereafter be included in the calculation set forth in clause (C)(2) of Section 6.5.

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         "EXISTING INDENTURE" means that certain Indenture regarding the
Existing Notes dated as of March 16, 1999 by and between Company and SunTrust Bank, Atlanta, as trustee, as in effect on the Closing Date.

         "EXISTING NOTES" means the 10 1/4% Series B Senior Subordinated Notes due 2009 of Pre-Merger Simmons.

         "FACILITIES" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or (except with respect to
Section 5 and Section 6) heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FAIR SHARE" has the meaning assigned to that term in Section 7.2(b).

         "FAIR SHARE SHORTFALL" has the meaning assigned to that term in Section 7.2(b).

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FENWAY" means Fenway Partners Capital Fund II, L.P., a Delaware limited partnership, FPIP, LLC, a Delaware limited liability company and FPIP Trust, LLC, a Delaware limited liability company.

         "FINANCIAL PLAN" has the meaning assigned to that term in Section 5.1
(k).

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the last Saturday of each calendar year or, at the option of Company, December 31 of each calendar year.

         "FIXED CHARGE COVERAGE RATIO" has the meaning assigned to that term in the Senior Subordinated Note Indenture.

         "FLOOR PLAN SALES" means sales by Company or any of is Subsidiaries of
(i) inventory (other than inventory classified as floor sample inventory) to any Person for a discount not to exceed 2.5% and (ii) with respect to inventory classified as floor sample inventory, for a discount not to exceed 5.0%; provided that the discounts set forth in clauses (i) and (ii) above may be increased by an additional 0.05% (UP to a maximum amount of 10.0%) for every 0.50% increase to the Base Rate above 7.50% per annum.

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         "FOREIGN SUBSIDIARY" means any Subsidiary of Company organized under the laws of any jurisdiction outside the United States of America (and including any Subsidiary of a Foreign Subsidiary that is organized under the laws of any jurisdiction within the United States of America).

         "FRAUDULENT TRANSFER LAWS" has the meaning assigned to that term in
Section 7.2(a).

         "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at the address set forth on the Administrative Agent's signature page hereto, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

         "FUNDING GUARANTOR" has the meaning assigned to that term in Section 7.2(b).

         "GAAP" means United States of America generally accepted accounting principles in effect as of the date of determination thereof.

         "GOVERNMENTAL ACT" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "GSCP" has the meaning assigned to that term in the preamble hereto.

         "GUARANTEED OBLIGATIONS" has the meaning assigned to that term in
Section 7.1.

         "GUARANTOR"means Holdings and each Subsidiary Guarantor.

         "GUARANTY"means the Guaranty of each Guarantor set forth in Section 7.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any persons in the vicinity of any Facility, or to the indoor or outdoor environment as defined as such by, or regulated as such under, any Environmental Law including Hazardous Substances, Oils, Pollutants or Contaminants as defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or

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handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively and not for speculative purposes.

         "HISTORICAL FINANCIAL STATEMENTS" means (i) the audited financial statements of Pre-Merger Simmons and its Subsidiaries for the Fiscal Year ended December 28, 2002, consisting of a consolidated balance sheet and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for such Fiscal Year filed under form 8-K-A on September 16, 2003; and
(ii) unaudited financial statements of Pre-Merger Simmons and its Subsidiaries for the third Fiscal Quarter of 2003, consisting of a consolidated balance sheet and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, in the case of such unaudited financial statements.

         "HOLDINGS" has the meaning assigned to that term in the preamble hereto.

         "INDEBTEDNESS", as applied to any Person, means, without duplication
(a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA or any deferred compensation plan), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof (other than trade payables which are due more than six months from the date of incurrence in the ordinary course of business) or (ii) evidenced by a note or similar written debt instrument, (e) all indebtedness secured by any Lien on any property or a set owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; and (h) Contingent Obligations of such Person in respect of any of the foregoing; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for purposes of calculating the Senior Leverage Ratio. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be the lesser of

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(X) the aggregate unpaid principal amount of such Indebtedness and (Y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

         "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Term Loans or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including the enforcement of the Guaranty)), or any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         "INDEMNITEE" has the meaning assigned to that term in Section 10.3.

         "INTELLECTUAL PROPERTY" means all patents, trademarks, servicemarks, tradenames, copyrights, mask works, trade secrets, technology, know-how and processes and rights of publicity used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, individually or in the aggregate.

         "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 30, June 30, September 30 and December 30 of each year, commencing on the first such date to occur after the Closing Date; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan; provided, in the case of each Interest Period of longer than three months "INTEREST PAYMENT DATE" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three-, six-, nine- or twelve-months, as selected by Company in the applicable Conversion Continuation Notice, (i) initially, commencing on the Closing

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Date or the date of any conversion or continuation thereof, as the case may be
(permitted pursuant to Section 2.8); and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Maturity Date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party and which is designed to hedge against fluctuations in interest rates and not for speculative purposes.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the Closing Date and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (including any Subsidiary of Company); (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and a counts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; (c) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "JOINT LEAD ARRANGER" means each of GSCP and UBSS, in its capacity as joint lead arranger.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture.

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         "JUNIOR NOTE" means the Junior Subordinated Note issued by Simmons
HoldCo on October 29, 1998 in the original principal amount of $10,000,000.

         "LENDER" has the meaning assigned to that term in the preamble hereto.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "MANAGEMENT AGREEMENT" means that certain Management Agreement dated as of the Closing Date by and among Company and THL Managers V, LLC, a Delaware limited liability company, as the same may be amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by this Agreement.

         "MANAGEMENT FEES" means the fees payable pursuant to the Management Agreement.

         "MANAGEMENT INVESTORS" means the management officers and employees of Parent and its Subsidiaries who are investors in Parent or Holdings on the Closing Date.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) the impairment (other than as a result of circumstances covered by clause (i) above) of the ability of Company or any of its Subsidiaries to perform, or the Administrative Agent or Lenders to enforce, the Obligations in any material respect.

         "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company or its Subsidiaries which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

         "MATURITY DATE" means the earlier of (i) the eight and one-half year anniversary of the Closing Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "MAXIMUM AMOUNT" has the meaning assigned to that term in Section
10.19.

         "MD&A" means, with respect to financial statements to which it pertains, management's discussion and analysis of Company's and its Subsidiaries' financial

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performance for the period covered by such financial statements as compared to projected financial performance for such period.

         "MERGERS" has the meaning assigned to that term in the recitals to this Agreement.

         "MONTHLY REPORTS" has the meaning assigned to that term in Section 5.1(a).

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NET CASH PROCEEDS" means with respect to any issuance or sale of equity Securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant's and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NET PROCEEDS" has the meaning assigned to that term in the Senior Subordinated Note Indenture.

         "NON-GUARANTOR SUBSIDIARY" means (i) each oft he Subsidiaries identified as a Non-Guarantor Subsidiary on Schedule 4.1 annexed hereto and (ii) each Person that becomes a Subsidiary of Company after the Closing Date and in accordance with Section 5.9, and is not required to become a Subsidiary Guarantor; provided, however, that any such Domestic Subsidiary shall cease to be a Non-Guarantor Subsidiary if (x) it is or at any time becomes a Material Subsidiary or (y) it otherwise ceases to be a Non-Guarantor Subsidiary pursuant to Section 5.9. Notwithstanding the foregoing, each of Co-op Subsidiary and any Captive Insurance Subsidiary shall always be a Non-Guarantor Subsidiary.

         "NON-RECOURSE DEBT" means Indebtedness (a) as to which neither Company nor any of its Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
(ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against a Non-Guarantor Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified or acknowledged in writing that they will not have any recourse to the equity Securities (other than the equity Securities of a Non-Guarantor Subsidiary pledged by Company or any of its Subsidiaries) or assets of Company or any of its Subsidiaries.

         "OBLIGATIONS" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or

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contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this Agreement and any other Credit Documents, including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding.

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time but excluding any such lease under which that Person is the lessor) of any property (whether real, personal or mixed) that is not a Capital Lease.

         "PARENT" means THL Bedding Holding Company, a Delaware corporation.

         "PAYMENT DEFAULT" has the meaning assigned in Section 8.1(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA.

         "PERMITTED ACQUISITION" means an acquisition of Securities or assets made pursuant to Section 6.3(e).

         "PERMITTED DEBT" means:

         (a) each of the Credit Parties may become and remain liable with respect to its respective Obligations;

         (b) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto and any Permitted Refinancing Indebtedness in respect thereof;

         (c) Permitted Subordinated Indebtedness incurred or issued in an aggregate amount not to exceed $25,000,000 in any Fiscal Year, unless the proceeds of such excess amount are applied to prepay the loans outstanding under the Credit Agreement, and Permitted Refinancing Indebtedness in respect thereof (provided that the proceeds of such Permitted Refinancing Indebtedness in excess of the amount applied to repay or prepay such Indebtedness are likewise applied to prepay the loans outstanding under the Credit Agreement);

         (d) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases and purchase money Indebtedness; provided, that

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the aggregate amount of all Indebtedness outstanding under this clause (d) at any time shall not exceed $20,000,000;

         (e) Indebtedness of (i) any Credit Party owing to any other Credit Party (other than Indebtedness owed to Holdings), (ii) of any Subsidiary of Holdings which is not a Credit Party (1) to any other Subsidiary of Holdings which is not a Credit Party and (2) to any other Subsidiary of Holdings which is a Credit Party; provided, that any Indebtedness pursuant to this clause (2) shall have no scheduled amortization or payments of principal prior to the Maturity Date, (iii) any Credit Party to any Subsidiary of Holdings which is not a Credit Party in respect of an Investment permitted by Section 6.3(a)(iii), and (iv) Holdings owed to any of its Subsidiaries in lieu of, and not in excess of the amount of Restricted Junior Payments to the extent permitted to be made to Holdings in accordance with Section 6.5; provided, that all such Indebtedness of any Credit Party pursuant to this clause (e) must be expressly subordinated to the Obligations on terms not materially less favorable than those set forth in the Senior Subordinated Notes;

         (f) Indebtedness in respect of the Credit Agreement (including any outstanding commitments thereunder);

         (g) Indebtedness of Company and its Subsidiaries existing under the Existing Notes which remain outstanding after giving effect to the Tender Offer;

         (h) Indebtedness incurred by Company with respect to the Senior Subordinated Notes and any Permitted Refinancing Indebtedness in respect thereof;

         (i) (i) Indebtedness assumed in connection with Permitted Acquisitions (so long as such Indebtedness was not incurred in anticipation of any such Permitted Acquisitions), (ii) Indebtedness of newly acquired Subsidiaries acquired in such Permitted Acquisitions (so long as such Indebtedness was not incurred in anticipation of any such Permitted Acquisition); provided, that the aggregate amount of the Indebtedness incurred pursuant to (i) and (ii) shall not exceed $25,000,000 in the aggregate at any time outstanding and Permitted Refinancing Indebtedness in respect thereof, and
(iii) Indebtedness owed to the seller in any Permitted Acquisition constituting part of the purchase price thereof i n an aggregate amount not to exceed $50,000,000 at any time outstanding; provided that such Indebtedness permitted pursuant to this clause (iii) (1) does not provide for any prepayment or repayment of all or any portion of the principal thereof prior to the Maturity Date, and (2) is subordinated in right of payment to the Obligations;

         (j) Indebtedness of Company and its Subsidiaries in connection with workmen's compensation obligations and insurance premiums of Company and its Subsidiaries;

         (k) Holdings and its Subsidiaries may incur and permit to remain outstanding Indebtedness (other than for borrowed money) subject to Liens permitted by Section 2.6;

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         (l)      Indebtedness of Holdings and its Subsidiaries representing deferred compensation to employees of Holdings and its Subsidiaries;

         (m) Indebtedness incurred by Holdings and its Subsidiaries to current or former directors, officers and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of Parent or Holdings permitted by Section 6.5;

         (n) Indebtedness incurred by Holdings or its Subsidiaries in a Permitted Acquisition or an Asset Sale with respect to the adjustment of the purchase price or similar adjustments;

         (o) Indebtedness of Holdings or its Subsidiaries in respect of netting services, overdraft protection and similar arrangements in each case in connection with deposit accounts;

         (p)      Permitted Holdings Indebtedness;

         (q) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements permitted hereunder;

         (r) Indebtedness constituting Contingent Obligations if the incurrence of the primary obligation is otherwise permitted by Section 6.1 (other than Contingent Obligations by Company and its Subsidiaries with respect to Indebtedness of Holdings);

         (s) Company and its Subsidiaries may become and remain liable with respect to repurchase obligations with respect to the Floor Plan Sales;

         (t) Foreign Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate principal amount at any time outstanding not exceeding $30,000,000; and

         (u) Indebtedness, Disqualified Stock or the issuance by a Subsidiary of Company of preferred stock of Company and its Subsidiaries in an aggregate principal amount at any time outstanding not exceeding $40,000,000.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed by ERISA):

         (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

         (b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business which are not, at the time, required to be paid by Section 5.3;

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         (c)      Liens incurred or deposits made in the ordinary course of
business in connection with workers' compensation, unemployment insurance, old age pensions and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, insurance premiums, deductibles or co-insured amounts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

         (e) leases, subleases, licenses or sublicenses granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (f) easements, rights-of-way, restrictions, encroachments, protrusions, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (g) any (i) interest or title of a lessor, sublessor, licensor or sublicensor, (ii) restriction, Lien or encumbrance that the interest or title of such lessor or sublessor, licensor, sublicensor may be subject to, or (iii) subordination of the interest of the lessee, sublessee, licensee or sublicensee under such lease or license to any restriction, Lien or encumbrance referred to in the preceding clause (ii);

         (h) Liens arising from filing UCC financing statements relating to operating leases and in connection with consignment arrangements;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (k) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

         (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

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         "PERMITTED HOLDINGS INDEBTEDNESS" means unsecured Indebtedness of
Holdings (and any Permitted Refinancing Indebtedness in respect thereof) that
(i) is not supported by any Contingent Obligations of or Liens granted by Company or any of its Subsidiaries, (ii) will not mature prior to the Maturity Date, (iii) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance of incurrence thereof, and (iv) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event not materially more restrictive than those contained in the Senior Subordinated Note Indenture, taken as a whole; provided, any such Indebtedness shall constitute Permitted Holdings Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

         "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of
Holdings or any Subsidiary of Holdings issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "REFINANCE")any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, defeased or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, defeasance or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 6.1, (b) such modification, refinancing, refunding, renewal or extension providing for a final maturity date of such Indebtedness equal to or later than the final maturity date of, and has a weighted average life equal to or greater than the weighted average life of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, defeased or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, defeased or extended, taken as a whole, (d) the terms, conditions (including, if applicable, as to collateral) and interest rates of any such modified, refinanced, refunded, renewed, defeased, replaced or extended Indebtedness are not materially less favorable to the Credit Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, defeased, replaced or extended, taken as a whole,
(e) such modification, refinancing, refunding, renewal, replacement or extension is incurred only by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, defeased, replaced or extended; provided, that such Indebtedness may include any new or additional obligors so long as (i) such new or additional obligors are

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Credit Parties or simultaneously with the incurrence of such Permitted
Refinancing Indebtedness become Credit Parties pursuant to Section 5.9; and (ii) with respect to Indebtedness being refinanced with Permitted Refinancing Indebtedness that is Subordinated Indebtedness, the obligations of such new or additional obligors shall be subordinated in right of payment to the Obligations on terms not materially less favorable to the Lenders as those contained in the Senior Subordinated Note Indenture, taken as a whole, and (f) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

         "PERMITTED SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of Company that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness pertaining thereto, taken as a whole, (b) will not mature prior to the date that is six (6) months after the Maturity Date, (c) has no scheduled amortization or payments of principal prior to the date that is six (6) months after the Maturity Date, and (d) has covenant, default and remedy provisions not materially more restrictive, or mandatory prepayment, repurchase, defeasance or redemption provisions no more onerous or expansive in scope, than those contained in the Senior Subordinated Notes Indenture or any Permitted Refinancing Indebtedness pertaining thereto, taken as a whole; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

         "PERMITTED TAX DISTRIBUTIONS" means the payment of dividends or other distributions by Company or any Subsidiary of Company to any direct or indirect parent of Company in amounts required to pay the tax obligations of such parent attributable to Company and its Subsidiaries determined as if Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided, that any refunds received by such parent attributable to Company or any of its Subsidiaries shall promptly be returned by such parent to Company through a contribution to the common equity of, or the purchase of common equity Securities (other than Disqualified Stock) of Company from, Company; provided, further, that the amount of such contribution or purchase shall be excluded from clause (C)(2) of Section 6.5.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PRE-MERGER SIMMONS" has the meaning assigned to that term in the recitals.

         "PRIME RATE" means the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a

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reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRO RATA SHARE" means the percentage obtained by dividing (a) the Term Loan Exposure of such Lender by (b) the aggregate Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.6. The initial Pro Rata Share of each Lender for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 1.1 (b) annexed hereto.

         "PROJECTIONS" has the meaning assigned to that term in Section 4.24.

         "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by Company or any of its Subsidiaries pursuant to which Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all Contingent Obligations or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "RCRA" means the Resource Conservation and Recovery Act and any state equivalents, as any of the same may be amended from time to time, and any successors thereto.

         "RECEIVABLES SUBSIDIARY" means a Subsidiary of Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Company or any Subsidiary of Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Company or any Subsidiary of Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Company or any Subsidiary of Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified

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Receivables Transaction, (b) with which neither Company nor any Subsidiary of
Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Company nor any Subsidiary of Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Company will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of Company giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

         "REGISTER" has the meaning assigned to that term in Section 2.6.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED AGREEMENTS" means, collectively, the Stock Purchase Agreement, the Stockholders Agreement, the Certificates of Merger, the Management Agreement, the Senior Subordinated Note Documents, the Tender Offer Documents, the Credit Agreement, and all documents relating to any of the foregoing.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "REPLACEMENT ASSETS" has the meaning assigned to that term in the Senior Subordinated Note Indenture.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders.

         "RESPONSIBLE OFFICER" means, as to any Person, any of the chairman of the board, the president, the chief executive officer, the chief financial officer, any senior or executive vice president, the general counsel, the treasurer or assistant treasurer, secretary or assistant secretary, the principal financial officer or principal accounting officer, of such Person.

         "RESTRICTED JUNIOR PAYMENT" has the meaning assigned to that term in
Section 6.5.

         "REVOLVING LOAN" has the meaning assigned to that term in the Credit Agreement.

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         "SEC" means Securities and Exchange Commission.

         "SECURITIES" means, with respect to any Person, any stock, shares, partnership or other similar interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing of such Person.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SELLERS" means collectively, Simmons Holdings, LLC, a Delaware limited liability company, Fenway, the Management Investors and the ESOP.

         "SENIOR DEBT" means (a) all Indebtedness of the Credit Parties outstanding under the Credit Agreement (and the other Credit Documents (as defined therein)) and this Agreement and all Hedge Agreements with respect thereto; (b) any other Indebtedness of the Credit Parties that is not subordinated in right of payment to the Obligations hereunder (including any guarantee related thereto); and (c) all obligations with respect to the items listed in the preceding clauses (a) and (b) (including any interest accruing after the commencement by or against any Credit Party of any proceedings under the Bankruptcy Code, whether or not such interest is an allowed claim under applicable law).

         "SENIOR LEVERAGE RATIO" means the ratio, as of any date of determination, of (i) Consolidated Total Debt which constitutes Senior Debt of Company and its Subsidiaries on a consolidated basis as of such date minus, Cash and Cash Equivalents of Company and its Subsidiaries as of such date not in excess of $30,000,000 to (ii) Consolidated Adjusted EBITDA for the most recent four-Fiscal Quarter period ended on or prior to such date.

         "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document executed in connection with the Senior Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.11.

         "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture dated December 19, 2003 pursuant to which the Senior Subordinated Notes are issued, as such indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.11 or replaced pursuant to a refinancing permitted under Section 6.1.

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         "SENIOR SUBORDINATED NOTES" means the Senior Subordinated Notes of
Company in the aggregate principal amount not to exceed $200,000,000 and issued pursuant to the Senior Subordinated Note Indenture, with such changes thereto when executed as are permitted under Section 6.11, which principal amount may be increased by amounts permitted to be incurred pursuant to Section 6.1, and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.11 or refinanced to the extent permitted under Section 6.1.

         "SIMMONS" has the meaning assigned to that term in the recitals hereto.

         "SIMMONS HOLDCO" means Simmons Holdings, Inc., a Delaware corporation.

         "SOLVENCY CERTIFICATE" means a certificate in the form of Exhibit F.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPONSOR "means Thomas H. Lee Partners, L.P. and its Affiliates.

         "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of November 17, 2003, by and among Simmons Holdings, Inc., THL Bedding Company, and the Sellers.

         "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company under the Senior Subordinated Note Documents; and (ii) any other Permitted Subordinated Indebtedness and, in each case, any Permitted Refinancing Indebtedness with respect thereto.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing

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similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that is a party hereto as of the Closing Date or pursuant to the Assumption Agreement and is not identified as a Non-Guarantor Subsidiary on Schedule 4.1 or becomes a party to the Guaranty at any time after the Closing Date pursuant to Section 5.9.

         "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a governmental authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business, on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise, including, franchise taxes or taxes substantially similar to franchise taxes) of that Person (and/or, in the case of a Lender, its lending office).

         "TENDER OFFER" means the offer by Company to purchase at least 50% of the outstanding Existing Notes pursuant to the Tender Offer Documents.

         "TENDER OFFER DOCUMENTS" means the Offer to Purchase and Consent Solicitation Statement and the Consent of Company dated November 18, 2003.

         "TERM LOAN" means a Term Loan made by a Lender to Company pursuant to
Section 2.1.

         "TERM LOAN AMOUNT" means the amount of the Term Loan to be lent by a Lender to Company. The Term Loan Amount of each Lender is initially as set forth opposite the name of that Lender in Schedule 1.1(b) annexed hereto, and may be adjusted or reduced pursuant to the terms and conditions hereof. As of the Closing Date, the aggregate amount of the Term Loan Amounts shall be $140,000,000.

         "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Amount.

         "TERM LOAN NOTE" means a promissory note substantially in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

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         "TERMINATION DATE" means the date upon which all non-contingent
Obligations which are accrued have been paid in full in Cash or satisfied.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

         "TRUSTEE" means State Street Bank & Trust Company as trustee of the
ESOP.

         "TYPE" means a Base Rate Loan or a Eurodollar Rate Loan.

         "UBSS" has the meaning assigned to that term in the preamble hereto.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UNFUNDED BENEFIT LIABILITIES" has the meaning assigned to that term in
Section 4.19.

         "US LENDER" has the meaning assigned to that term in Section 2.20(d).

         1.2 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Administrative Agent pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable); provided, that all calculations in connection with financial definitions shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided, further, if Company notifies the Administrative Agent that Company wishes to amend any covenant in Section 6 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if Administrative Agent notifies Company that the Requisite Lenders wish to amend Section 6 or any related definition for such purpose), then (i) Company and Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to Company and Requisite Lenders. With respect to the fourth Fiscal Quarter of 2003, and notwithstanding the actual accounting periods for which any financial statements were prepared for the fourth Fiscal Quarter of 2003, such fourth Fiscal Quarter shall be treated as one accounting period and all financial definitions shall be calculated with all applicable financial statements prepared for such fourth Fiscal Quarter, taken as a whole.

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         1.3      INTERPRETATION, ETC. Any of the terms defined herein may,
unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Exhibit or Schedule shall be to a Section, an Exhibit and a Schedule, respectively, hereof unless otherwise specifically provided. The use herein of the word "INCLUDE" or "INCLUDING",when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "WITHOUT LIMITATION" or "BUT NOT LIMITED TO" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Furthermore, when the performance of any covenant, duty or other non-monetary obligation is stated to be required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. Except as otherwise set forth in this Agreement, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

SECTION 2. TERM LOANS

         2.1 TERM LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to lend to Company, on December 19, 2003, a Term Loan in an amount equal to such Lender's Term Loan Amount to be used for the purposes identified in Section 2.5. Any amount borrowed under this Section 2.1, and subsequently repaid or prepaid, may not be reborrowed.

         2.2      [RESERVED].

         2.3      [RESERVED].

         2.4 PRO RATA SHARES. All Term Loans made hereunder shall be made by Lenders simultaneously and proportionately to their respective applicable Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder nor shall the Term Loan Amount of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Term Loan on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest

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thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments to make Term Loans hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         2.5 USE OF PROCEEDS. The proceeds of the Term Loans shall be applied by Company to fund a portion of the Acquisition Financing Requirements. No portion of the proceeds of any Term Loans shall be used in any manner that causes or might cause such Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

         2.6 TERM LOAN NOTES; REGISTER; LENDERS' BOOKS AND RECORDS. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is a permitted assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Term Loan Note to evidence such Lender's Term Loan. Administrative Agent shall maintain, at its address referred to in
Section 10.1, a register for the recordation of the names and addresses of Lenders and the Term Loans of each Lender (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Term Loans of each Lender and each prepayment in respect of the principal amount of the Term Loans (and related interest payments with respect to the Term Loans), and any such recordation shall be conclusive and binding on Company and each Lender, absent demonstrable error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any Term Loan. Company hereby designates the Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes. Each Lender shall record on its internal records, including its Term Loan Notes, the amount of the Term Loans made by it and each repayment and prepayment and interest payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent demonstrable error;

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provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Term Loans; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loans listed therein for all purposes hereof.

         2.7 INTEREST PAYMENTS. (a) Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the sum of (x) the applicable interest rate for the Type of Term Loan plus (y) 2.75% per annum with respect to Term Loans which are Base Rate Loans or 3.75% per annum with respect to Term Loans which are Eurodollar Rate Loans. The Type of any Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the Closing Date Certificate or the Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan. Notwithstanding anything contained herein to the contrary, in connection with Eurodollar Rate Loans (i) there shall be no more than 16 Interest Periods outstanding at any time; and (ii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         (b) Interest payable hereunder shall be computed (i) in the case of Base Rate Loans, on the basis of a 365/6-day year, as the case may be, and
(ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded.

         (c) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan;

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(ii) any prepayment of that Term Loan, to the extent accrued on the amount being prepaid; and (iii) on the Maturity Date.

         2.8 CONVERSION; CONTINUATION. Company shall have the option (a) to convert at any time all or any part of any Term Loans from one Type of Term Loan to another Type of Term Loan, provided, that partial conversions of Base Rate Loans shall be in the aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount and the aggregate principal amount of the resulting Eurodollar Rate Loans outstanding in respect of any one
(1) Interest Period shall be at least $2,000,000 and integral multiples of $1,000,000 in excess of that amount; or (b) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Term Loan as a Eurodollar Rate Loan; provided, (1) a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto and (2) the aggregate principal amount of the resulting Eurodollar Rate Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one
(1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. After the occurrence of and during the continuation of an Event of Default, unless the Requisite Lenders otherwise consent, (i) Company may not elect to have a Term Loan be maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Term Loan; and (ii) any Conversion/Continuation Notice given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

         2.9 POST-MATURITY INTEREST. Any principal payments on the Term Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Tern Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at the Maturity Date, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the

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interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         2.10 FEES. Company agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon between Company and the Agents.

         2.11 REPAYMENT OF TERM LOANS. Company shall repay to the Administrative Agent on the Maturity Date for the ratable account of the Lenders the aggregate principal amount of all Term Loans outstanding on such date.

         2.12 VOLUNTARY PREPAYMENTS. Company may, upon not less than one (1) Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three (3) Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company pays Lenders any amount required pursuant to Section 2.18(c) on the date of such prepayment. To the extent Company makes a voluntary prepayment of any Term Loans within three (3) years after the Closing Date, such prepayment shall be made with a premium such that the aggregate amount of such voluntary prepayment shall be in an amount equal to (1) 103% of the principal amount prepaid if such voluntary prepayment is made within one (1) year after the Closing Date, (2) 102% of the principal amount prepaid if such voluntary prepayment is made within two (2) years after the Closing Date, and (3) 101% of the principal amount prepaid if such voluntary prepayment is made within three (3) years after the Closing Date. The prepayment of any Term Loans after the third anniversary of the Closing Date pursuant to this Section 2.12 shall be made without premium or penalty. Notice of prepayment having been given as aforesaid, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that Company may rescind or postpone any such notice of prepayment if such prepayment would have resulted from a refinancing of all of the Term Loans and such refinancing shall not be consummated or otherwise shall be delayed.

         2.13 MANDATORY PREPAYMENTS Within ten (10) Business Days after the occurrence of a Change of Control, Company shall prepay any and all outstanding Term Loans with a premium such that the aggregate amount of such prepayment shall be in an amount equal to 101% of the unpaid principal amount of the Term Loans.

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         (b)      If Holdings or any of its Subsidiaries conducts an Asset Sale which, after giving effect to Section 6.8 hereof, gives rise to any Excess Proceeds, Company shall give written notice to the Administrative Agent thereof on or prior to the date on which Company shall be required to prepay an aggregate principal amount of Term Loans in an amount equal to such Excess Proceeds as indicated in Section 6.8 within two (2) Business Days of the date Company is required to make such prepayment; provided, that to the extent Company makes such a mandatory prepayment of any Term Loans within three (3) years after the Closing Date, such prepayment shall be made with a premium such that the aggregate amount of such mandatory prepayment shall be in an amount equal to (1) 103% of the principal amount prepaid if such mandatory prepayment is made within one (1) year after the Closing Date, (2) 102% of the principal amount prepaid if such mandatory prepayment is made within two (2) years after the Closing Date, and (3) 101% of the principal amount prepaid if such mandatory prepayment is made within three (3) years after the Closing Date. The prepayment of any Term Loans pursuant to this Section 2.13(b) after the third anniversary of the Closing Date shall be made without premium or penalty.

         2.14     [RESERVED]

         2.15 GUARANTY PAYMENTS. All payments received by Administrative Agent under the Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority: first, to the payment of the costs and expenses of any collection or other realization under the Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of the Guaranty and this Agreement; second, to the extent of any excess such payments, to the payment of all other Obligations for the ratable benefit of the holders thereof; and third,to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         2.16 GENERAL PROVISIONS REGARDING PAYMENTS. All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. All payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth on its signature page hereto or at such other address as such Lender may request, its applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto,

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including, without limitation, all fees payable thereto, received by
Administrative Agent. Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its applicable Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

         2.17 RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder directly by Company.

         2.18 MAKING OR MAINTAINING EURODOLLAR RATE LOANS. (a) In the event that Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist,

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which notice shall be given as soon as reasonably practicable and (ii) any
Conversion/Continuation Notice given by Company with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by Company without the necessity of paying any amount under Section 2.18(c).

         (b) In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to convert Term Loans to Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender,
(2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Conversion/Continuation Notice, the Affected Lender shall convert such Term Loan to a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED TERM LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Term Loans or when required by law, and
(4) the Affected Term Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

         (c) Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to

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lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding (a) any loss solely attributable to the failure to receive the applicable margin on a Eurodollar Rate Loan for any period after (y) the date specified for such Eurodollar Rate Loan in the case of clause (i) below and (z) the date such Eurodollar Rate
Loans are prepaid or converted in the case of clause (ii) below) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on the Closing Date or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company and (b) any loss, expense or liability with respect to Taxes (and any liabilities relating thereto), the indemnity for which shall be governed solely and exclusively by Section 2.20.

         (d) Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. In addition, in the case o f each Lender that makes, carries or transfers any Eurodollar Rate Loan at, to, or for the account of an office of an Affiliate of such Lender pursuant to this Section 2.18(d), such
Lender: (i) shall keep a register, meeting the requirements of Temporary Treasury Regulation Section 5f.103-l(c), relating to each such Affiliate of such Lender, specifying such Affiliate's entitlement to payments of principal and interest with respect to such Term Loan, and (ii) shall collect, prior to the time such Affiliate receives payments, from each such Lender the appropriate forms, certificates and statements described in Section 2.20 (and updated as required by Section 2.20) as if such Affiliate were a Lender under Section 2.20.

         (e)      Calculation of all amounts payable to a Lender under this
Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause
(i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

         2.19 INCREASED COSTS; CAPITAL ADEQUACY. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the Tax matters), in the event that any Lender shall reasonably determine (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or

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governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (a) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit (including letters of credit) extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (b) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written Statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

         2.20 TAXES; WITHHOLDING, ETC. (a) All sums payable by any Credit Party hereunder and the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender or any Agent), imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such

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payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender or any Agent under clause
(iii) above with respect to any deductions or withholding applicable as of the Closing Date (in the case of each Lender and each Agent listed on the signature pages hereof) or the effective date of the Assignment Agreement pursuant to which such Lender became a Lender or the date on which a successor Lender becomes a Lender, or the date a successor Agent becomes an Agent (in the case of each other Lender or Agent) in respect of payments to such Lender or such Agent.

         (c) Each Lender and each Agent that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender and each Agent listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender or on or prior to the date a successor Lender becomes a Lender or on or prior to the date a successor Agent becomes an Agent (in the case of each other Lender and each Agent): (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Non-U.S. Lender, and such other documentation required under the Internal Revenue Code to establish that such Non-U.S. Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-U.S. Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Non-U.S. Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Non-U.S. Lender, and such other documentation required under the Internal Revenue Code to establish that such Non-US. Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-U.S. Lender of interest payable under any of the Credit Documents. Each Non-U.S. Lender required to deliver any forms, certificates or other

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 evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Non-U.S. Lender of such forms, certificates or other evidence to promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authority), as the case may be, properly completed and duly executed by such Non-U.S. Lender, and such other documentation required under the Internal Revenue Code to confirm or establish that such Non-U.S. Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Non-U.S. Lender under the Credit Documents, (i) on or before the date that any such previously provided forms, certificates or evidence expires or becomes inaccurate, (ii) whenever a lapse in time or change in circumstances renders such previously provided forms, certificates or other evidence obsolete or inaccurate and (iii) from time to time thereafter if reasonably requested by Company or Administrative Agent, or to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company and each other Credit Party shall not be required to pay any additional amount to any Non-US Lender under Section 2.20(b)(iii) if such Non-U.S. Lender shall have
(x) failed to deliver the forms, certificates or other evidence referred to in this Section 2.20(c), or (y) notified Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Non-U.S. Lender shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement or the date of succession pursuant to which it became a Lender or an Agent, as applicable, nothing in this last sentence of
Section 2.20(c) shall relieve Company and each other Credit Party of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-U.S. Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Non-U.S. Lender is not subject to withholding as described herein.

         (d) Each Lender and each Agent that is not a Non-US Lender (a "US LENDER") shall deliver to Administrative Agent and Company two original copies of Internal Revenue Service Form W-9 properly completed and duly executed by such US Lender on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such US Lender is entitled to an exemption from United States backup withholding tax, or any successor form. Each US Lender required to deliver any forms, certificates or other evidence with respect to United States backup withholding tax matters pursuant to this Section 2.20(d) hereby agrees, from time to time after the initial delivery by such US Lender of such forms, certificates or other evidence, that such US Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-9, properly completed and duly executed by such US Lender, together with any other certificate or

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statement of exemption required in order to confirm or establish that such US
Lender is exempt from United States backup withholding tax with respect to payments to such US Lender under any of the Credit Documents (i) on or before the date that any such previously provided forms, certificates or other evidence expires or becomes obsolete, (ii) whenever a lapse in time or change in circumstances render such previously provided forms, certificates or other evidence obsolete or inaccurate, and (iii) from time to time thereafter if reasonably requested by Company or Administrative Agent, or shall notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company and each other Credit Party shall not be required to pay any additional amount to any US Lender under Section 2.20(b)(iii) to the extent deduction or withholding is a result of such US Lender's failure to provide an Internal Revenue Service Form W-9 establishing that such US Lender is exempt from United States backup withholding tax; provided, if such US Lender shall have satisfied the requirements of this
Section 2.20(d) on the Closing Date or on the date of the Assignment Agreement or on the date of the succession pursuant to which it became a Lender or an Agent, as applicable, nothing in this last sentence of Section 2.20(d) shall relieve Company and each other Credit Party of its obligation to pay any additional amounts otherwise payable pursuant to Section 2.20(b)(iii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such US Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such US Lender is not subject to United States backup withholding tax as described herein. If such US Lender fails to deliver such forms, then Company may withhold from any payment to such US Lender an amount equal to the applicable backup withholding tax imposed by the Internal Revenue Code.

         (e) If any Lender or any Agent determines that it has received a refund in respect of any Taxes as to which additional amounts have been paid to it by Company pursuant to Section 2.2O(b)(iii), it shall promptly remit such refund (including any interest included in such refund) to Company, net of all out-of-pocket expenses of such Lender or such Agent, as the case may be; provided however, that Company, upon request of such Lender or such Agent, as the case may be, agrees to promptly return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or such Agent, as the case may be, shall, at Company's request, provide Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or such Agent, as the case may be, may delete any information therein that such Lender or such Agent, as the case may be, deems confidential).

         2.21 CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or

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administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional a mounts, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

         2.22 OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.19, 2.20 or 2.21, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain its Term Loans, including any Affected Term Loans, through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.19, 2.20 or 2.21 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.22 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.22 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent demonstrable error. With respect to any Lender's claim for compensation under Sections 2.19, 2.20 or 2.21, Company shall not be required to compensate such Lender for any amount incurred more than ninety (90) days prior to the date that such Lender becomes aware of the event that gives rise to such claim.

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         2.23     [RESERVED]

         2.24 REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.19, Section 2.20 or Section 2.21, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five (5) Business Days after Company's request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b) or Section 10.5(c), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so: (i) prepay on the date of such termination any outstanding Term Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to
Section 2.18(c), 2.19, 2.20 or 2.21 or otherwise; or (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 (and no processing or recordation fee shall be payable under Section 10.6); provided, (1) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19, 2.20 or
2.21 or otherwise as if it were a prepayment and (2) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.7(a). Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

         3.1 CLOSING DATE. The obligations of Lenders to make any Term Loans to be made on the Closing Date are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

         (a) CREDIT DOCUMENTS. Administrative Agent shall have received sufficient copies of each Credit Document, executed and delivered by each applicable Credit Party, for each Lender and its counsel.

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         (b)      ORGANIZATIONAL DOCUMENTS, ETC. Administrative Agent shall have received a copy of each of the following documents, originally executed (where applicable) and delivered by each Credit Party, as applicable: (i) certified copies of the Certificate or Articles of Incorporation (or equivalent charter document) of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation or formation, as applicable and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each such jurisdiction, each dated the Closing Date or a recent date prior thereto; (ii) copies of the Bylaws (or equivalent operative agreement) of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary; (iii) resolutions of the Board of Directors (or similar governing body) of such Person approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and (iv) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party, dated the Closing Date.

         (c) GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         (d) OPINIONS OF COUNSEL TO CREDIT PARTIES. Lenders shall have received executed copies of the favorable written opinion of Weil, Gotshal & Manges LLP, in the form of Exhibit D-l and as to such other matters as Agents may reasonably request, and otherwise in form and substance reasonably satisfactory to Agents and Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date.

         (e) OPINIONS OF AGENT'S COUNSEL. Lenders shall have received executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, dated as of the Closing Date, in the form of Exhibit D- 2 and otherwise in form and substance reasonably satisfactory to Agents.

         (f)      [RESERVED].

         (g)      EXISTING INDEBTEDNESS, RELATED LIENS AND LETTERS OF CREDIT.
(i) On the Closing Date, Company and its Subsidiaries shall have (w) repaid (or satisfied and discharged as described in clause (ii) below) in full all Indebtedness of Holdings and its Subsidiaries other than the Indebtedness set forth on Schedule 6.1 annexed hereto or otherwise permitted pursuant to Section 6.1, (x) terminated any commitments to lend or make other extensions of credit thereunder, (y) delivered to Administrative Agent all

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documents or instruments necessary to release all Liens securing such repaid
Indebtedness or other obligations of Holdings and its Subsidiaries thereunder and (Z) made arrangements reasonably satisfactory to Administrative Agent to support obligations of Holdings and its Subsidiaries with respect to any letters of credit outstanding under such repaid Indebtedness and described on Schedule 6.1.

                  (ii) On or before the Closing Date, (w) all conditions to payment with respect to Existing Notes tendered pursuant to the Tender Offer set forth in the Tender Offer Documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Agents; (x) no less than 50% of outstanding Existing Notes shall have been retired or shall have been tendered for retirement pursuant to the terms of the Tender Offer Documents; (y) each holder of the Existing Notes who has tendered shall also have delivered the consent necessary to amend those covenants set forth in
         Section 4 of the Existing Indenture (as more fully described in the Tender Offer Documents) and such amendments shall have become effective; and (z) the Tender Offer shall have become effective in accordance with the terms of the Tender Offer Documents and related documents. Company shall deliver to the Agents copies of all documents, agreements, opinions and certificates executed in connection with the Tender Offer.

         (h) CORPORATE STRUCTURE, ETC. Set forth on Schedule 4.1 is the corporate organizational structure of Holdings and its Subsidiaries, after giving effect to the Acquisition and the Mergers.

         (i)      ISSUANCE OF SENIOR SUBORDINATED NOTES. On or before the
Closing Date:

                  (i) Company shall have received the gross proceeds from the issuance of the Senior Subordinated Notes in an aggregate amount in cash of not less than $200,000,000;

                  (ii) Company shall have delivered to Administrative Agent complete, correct and conformed copies of the Senior Subordinated Note Documents which shall include terms reasonable and customary for loans and securities of such type, as mutually agreed upon between Sponsor and the Agents; and

                  (iii) The proceeds of Senior Subordinated Notes have been irrevocably committed, simultaneously with the application of the proceeds of the Term Loans to be made on the Closing Date, to the payment of a portion of the Acquisition Financing Requirements.

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         (j)      CREDIT AGREEMENT. On or before the Closing Date:

                  (i) Company shall have received the gross proceeds from the issuance of the Tranche B Term Loans and Revolving Loans that are made on the Closing Date pursuant to the Credit Agreement;

                  (ii) Company shall have delivered to Administrative Agent complete, correct and conformed copies of the Credit Agreement which shall include terms reasonable and customary for loans of such type, as mutually agreed upon between Sponsor and the Agents; and

                  (iii) The proceeds of Tranche B Term Loans and Revolving Loans that are made on the Closing Date under the Credit Agreement have been irrevocably committed, simultaneously with the application of the proceeds of the Term Loans, to the payment of a portion of the Acquisition Financing Requirements.

         (k) EQUITY FINANCING. On or before the Closing Date, the proceeds of the Equity Financing have been irrevocably committed, simultaneously with the application of the proceeds of the Term Loans, to the payment of a portion of the Acquisition Financing Requirements.

         (l) RELATED AGREEMENTS. Agents shall each have received a fully executed or conformed copy of the Stock Purchase Agreement and the Management Agreement, and the Stock Purchase Agreement and the Management Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect reasonably determined by Agents to be material, in each case without the consent of two of the three Agents.

         (m) CONSUMMATION OF ACQUISITION. With respect to the consummation of the Acquisition, concurrently with the Term Loans made hereunder, (i) all conditions to the Acquisition set forth in Sections 5_ and 6 of the Stock Purchase Agreement and related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agents and (ii) the Acquisition shall have become effective in accordance with the terms of the Stock Purchase Agreement and related documents;

         (n) CONSUMMATION OF MERGERS. The Agents shall have received evidence reasonably satisfactory to the Agents that, immediately following the consummation of the Acquisition, all conditions to the Mergers shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Agents such that immediately following the consummation of the Acquisition, the Mergers shall become effective.

         (o) SOLVENCY ASSURANCES. On the Closing Date, Agents and Lenders shall have received a Solvency Certificate dated the Closing Date, demonstrating that, after

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giving effect to the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements, each Credit Party will be Solvent.

         (p) TRANSACTION COSTS. On or prior to the Closing Date, Company shall have delivered to the Agents Company's reasonable best estimate of the Transactions Costs (other than fees and expenses payable to any Agent).

         (q) CLOSING DATE CERTIFICATE. Holdings and Company shall have delivered to Administrative Agent a Closing Date Certificate.

         (r) NO LITIGATION. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, to the knowledge of Company, singly or in the aggregate, materially impairs the Acquisition, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could reasonably be expected to have a Material Adverse Effect.

Each Agent and Lender, by delivering its signature page to this Agreement, to the extent applicable, and funding its Term Loan Amount on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to such Agent or Lender, as applicable, including any changed pages thereto delivered to such Agent or Lenders, as applicable), each Credit Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.

SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make Term Loans to be made thereby, Company represents and warrants to each Lender (after giving effect to the consummation of the Acquisition and the Mergers) as follows:

         4.1 ORGANIZATION AND POWERS. Each Credit Party is a corporation, limited liability company or limited partnership, as applicable, duly organized or formed, as applicable, validly existing and, to the extent such concept applies, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each Credit Party has all requisite corporate or other organizational power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby.

         4.2 QUALIFICATION AND GOOD STANDING. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where

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the failure to be so qualified or in good standing has not had and could not be reasonably be expected to have a Material Adverse Effect.

         4.3 SUBSIDIARIES. As of the Closing Date, all of the Subsidiaries of Holdings are identified in Schedule 4.1. As of the Closing Date, the issued and outstanding capital stock of each of the Subsidiaries of Holdings identified in Schedule 4.1 is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings is a corporation, limited liability company or limited partnership, as applicable, duly organized or formed, as applicable, validly existing, to the extent such concept applies, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not be reasonably expected to have a Material Adverse Effect. As of the Closing Date, Schedule 4.1 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

         4.4 AUTHORIZATION OF BORROWING; NO CONFLICT. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws (or equivalent constituent documents) of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, except to the extent such violation could not be reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, unless, solely with respect to the consummation of the Acquisition and the Mergers, such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any collateral documents entered into with respect to the Credit Agreement and Credit Facilities), or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such consents or approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

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         4.5      GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for (a) such as have been obtained and are in full force and effect and (b) any such consents or approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

         4.6 BINDING OBLIGATION. Each of the Credit Documents has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.7 VALID ISSUANCE OF THE SENIOR SUBORDINATED NOTES. Company has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Note Documents will be enforceable against the holders of the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         4.8 FINANCIAL CONDITION. Company has heretofore delivered to Lenders the Historical Financial Statements all of which were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and, in the case of interim financial statements, except for the absence of notes thereto.

         4.9 No MATERIAL ADVERSE CHANGE. Since December 31, 2002, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         4.10 LITIGATION; ADVERSE FACTS. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or

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in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         4.11 PAYMENT OF TAXES. Except in accordance with Section 5.3, all Federal and material state and other tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Federal and material state and other taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested by Holdings or such Subsidiary in good faith and by appropriate proceedings or (c) with respect to which the failure to make such filings or payment could not reasonably be expected to have a Material Adverse Effect.

         4.12 TITLE TO PROPERTIES; REAL PROPERTY. Company and its Subsidiaries have, subject to Permitted Liens, (a) good, sufficient and legal title to (in the case of fee interests in real property); (b) valid leasehold interests in (in the case of leasehold interests in real or owned personal property); and (c) good title to (in the case of all other personal property), all of their respective properties and assets except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or where failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         4.13     [RESERVED].

         4.14 ENVIRONMENTAL. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or
(c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.Section 9604) or any comparable state law which could reasonably be expected to have a Material Adverse Effect. There are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Holdings or any of its Subsidiaries has treated, stored or disposed of any hazardous waste at any Facility, and none of Holdings' or any of its Subsidiaries' operations involves the treatment, storage or disposal of hazardous waste that, in each case, would require a

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permit under RCRA. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect. Notwithstanding anything in this Section 4.14 to the contrary, no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

         4.15 No DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in either case, where the consequences, direct or indirect, of such default or defaults, if any, could not be reasonably be expected to have a Material Adverse Effect.

         4.16 GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         4.17 MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.18 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.19 EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified or will be qualified by admission of such Plan for an IRS determination in a timely fashion, if not already submitted, and the timely making of such amendments as may be required as a condition for issuance of a favorable determination. No ERISA Event has occurred or as of the Closing Date is reasonable expected to occur where such Event individually or in the

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aggregate would have a Material Adverse Effect. As of the most recent valuation date for any Pension Plan, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA "UNFUNDED BENEFIT LIABILITIES"), individually or in the aggregate for all Pension Plans (except for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), could not reasonably be expected to have a Material Adverse Effect. Neither Company, its Subsidiaries nor their respective ERISA Affiliates has completely or partially withdrawn from any Multiemployer Plan, or incurred termination liability to the PBGC or withdrawal liability to any Multiemployer Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Pian (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to have a Material Adverse Effect.

         4.20     [RESERVED].

         4.21     SOLVENCY. Each Credit Party is Solvent.

         4.22 CERTAIN RELATED AGREEMENTS. Holdings and Company have delivered to the Administrative Agent complete and correct copies of the Stock Purchase Agreement and the Management Agreement and, in each case, of all exhibits and schedules thereto as of the Closing Date.

         4.23     [RESERVED].

         4.24 DISCLOSURE. No written information, reports, financial statements, certificates or exhibits (other than any Projections) furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information (collectively, the "PROJECTIONS") contained in such, materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

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         4.25     INTELLECTUAL PROPERTY. Each of the Credit Parties owns or has the valid right to use all Intellectual Property free and clear of any and all Liens other than Permitted Liens. All registrations therefor are in full force and effect and are valid and enforceable, except as could not be expected to have a Material Adverse Effect. To each Credit Party's knowledge, the conduct of the business of each Credit Party as currently conducted, including, but not limited to, all products, processes, or services, made, offered or sold by each such Credit Party, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement is likely to have a Material Adverse Effect. To the Credit Parties' knowledge, no third party is infringing upon the Intellectual Property in any manner which could reasonably be expected to have a Material Adverse Effect. There is no pending, or to each Credit Party's knowledge, threatened claim or litigation contesting any Credit Party's right to own or use any Intellectual Property or the validity or enforceability thereof which could reasonably be expected to have a Material Adverse Effect.

SECTION 5. AFFIRMATIVE COVENANTS

         Until the Termination Date has occurred, each of Holdings and Company shall, and shall (except in the case of the covenants set forth in Section 5.1) cause each Subsidiary to:

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to Administrative Agent for further distribution (and which Administrative Agent shall promptly distribute) to each Lender, in form and detail reasonably satisfactory to Administrative Agent:

         (a) as soon as available and in any event within twenty-five (25) days after the end of each of the first two (2) months of each Fiscal Quarter ending after the Closing Date (such reports, the "MONTHLY REPORTS"), (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and (ii) for any Monthly Reports delivered after the first anniversary of the Closing Date, for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth beginning with the monthly financial statements for fiscal year 2005, in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a CFO Certification and an MD&A with respect to each of the foregoing; provided, that if the Credit Agreement Termination Date has occurred or Company is not otherwise required to deliver such Monthly Reports under the Credit Agreement, then Company shall not be required to deliver any Monthly Reports pursuant to this Section 5.1(a);

         (b) as soon as available and in any event within forty-five (45) days after the end of the first three (3) Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and

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its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with (i) a quarterly accounts receivable exposure report for such Fiscal Quarter in the form prepared by management of Company in the ordinary course of business and (ii) a CFO Certification and an MD&A with respect thereto;

         (c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a CFO Certification and an MD&A with respect thereto; and (ii) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and in form and substance reasonably satisfactory to Administrative Agent;

         (d)      [RESERVED].

         (e) (i) if, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1 (a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent; and (ii) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all final management letters submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

         (f)      [RESERVED].

         (g) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its public security holders in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with

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any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority;

         (h) promptly upon any Responsible Officer obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1 (b); or
(iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (i)      promptly upon any Responsible Officer obtaining knowledge of
(i) the institution of, or any written threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) is reasonably likely to give rise to a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

         (j) (i) promptly but in any event within twenty (20) days after Company, any of its Subsidiaries or any of its ERISA Affiliates knows, or has reason to know, that (1) any ERISA Event with respect to an Employee Benefit Plan has occurred or will occur, or (2) Company, any of its Subsidiaries or any of their respective ERISA Affiliates has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 3 02 of ERISA, or ( 3) the aggregate present value of the Unfunded Benefit Liabilities under all Pension Plans has in any year increased by to an amount in excess of $1,000,000, or (4) any ERISA Event occurs with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan and such withdrawal is reasonably expected to trigger withdrawal liability payments in any year in excess of $5,000,000, or (5) Company, any of its Subsidiaries or any of their respective ERISA Affiliates is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (6) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of Company, any of its Subsidiaries and their respective ERISA Affiliates with respect to all Multiemployer Plans has in any year increased to an amount in excess of $5,000,000, or (7) there is an action brought against Company, any of its Subsidiaries or any of their respective ERISA Affiliates under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of Company setting forth the details of each of the events described in clauses (1) through (7) above as applicable and the

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action which Company, any of its Subsidiaries or their respective ERISA
Affiliates proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (1) through (7) above, as applicable;

                  (ii) As soon as possible and in any event within ten (10) Business Days after the receipt by the Company (or to the knowledge of the Company, after receipt by any of its Subsidiaries or any of their respective ERISA Affiliates) of a demand letter from the PBGC notifying the Company, its Subsidiaries or their respective ERISA Affiliates of its decision finding liability, a copy of such letter, together with a certificate of the president or chief financial officer of the Company setting forth the action which the Company, its Subsidiaries or their respective ERISA Affiliates proposes to take with respect thereto;

         (k)      as soon as practicable and in any event no later than sixty
(60) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of each Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (iii) such other information and projections as any Lender may reasonably request;

         (l) with reasonable promptness, copies of any material amendment, restatement, supplement or other modification to or waiver of the Stock Purchase Agreement and the Management Agreement entered into after the Closing Date; and

         (m) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender (through the Administrative Agent).

         5.2 LEGAL EXISTENCE, ETC. Except as permitted under Section 6.7 and Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and all rights and franchises material to its business; provided, that Company and is Subsidiaries may consummate the Acquisition and the Mergers; provided, further, neither any Credit Party nor any of its Subsidiaries shall be required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of such Credit Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Credit Party, such Subsidiary or Lenders.

         5.3 PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income,

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businesses or franchises before any penalty accrues thereon, and all claims
(including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such charge or claim need be paid
(a) unless the failure to pay the same could reasonably be expected to have a Material Adverse Effect or (b) if it is being contested in good faith by appropriate proceedings so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or unitary income tax return with any Person (other than Parent, Holdings or any of Company's Subsidiaries).

         5.4 MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time during its useful life will make or cause to be made all appropriate maintenance payments, repairs, renewals and replacements thereof in accordance with prudent industry practice.

         5.5 INSURANCE. Each Credit Party will and will cause its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers (including one or more Captive Insurance Subsidiaries), insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiary Guarantors as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for Persons similarly situated in the industry.

         5.6 INSPECTION RIGHTS; LENDER MEETING. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take copies of extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (subject to reasonable requirements of confidentiality) (provided, Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that excluding any such visits and inspections during the occurrence and continuation of an Event of Default, the Lenders shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at Company's expense absent the existence of an Event of Default. Company will, upon the request of Agents or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year or, during the continuance of any Default or Event of Default, as reasonably requested by the Agents or

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the Requisite Lenders, to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

         5.7 COMPLIANCE WITH LAWS, ETC. Each Credit Party will comply, and shall cause each of its Subsidiaries and, within its control, shall use its commercially reasonable efforts to cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         5.8 ENVIRONMENTAL MATTERS. Company will deliver to Administrative Agent and Lenders: (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
(y) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is reasonably likely to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications of a material nature with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency which could reasonably be expected to have a Material Adverse Effect, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to have a Material Adverse Effect; (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (x) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that

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could reasonably be expected to have, individually or in the aggregate, a
Material Adverse Effect or (y) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8.

         5.9 SUBSIDIARIES. In the event that any Domestic Subsidiary which was a Non-Guarantor Subsidiary ceases to be a Non-Guarantor Subsidiary or any Person becomes a Subsidiary of Company after the Closing Date, Company will promptly notify Administrative Agent thereof and cause such Subsidiary to execute and deliver to Administrative Agent a Counterpart Agreement. With respect to each such Subsidiary, Company shall send to Administrative Agent written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company, and (b) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Company. Notwithstanding the foregoing, Company shall not be required to deliver a Counterpart Agreement or any of the other documents described in this Section with respect to (w) any Domestic Subsidiary which is not a Material Subsidiary,
(x) any Captive Insurance Subsidiary, (y) the Co-Op Subsidiary or (z) any Foreign Subsidiary; provided, however, that notwithstanding the foregoing at no time shall (i) the aggregate amount of consolidated revenues of the Non-Guarantor Subsidiaries (other than the Persons referred to in clauses (x) through (z) above) for the most recent Fiscal Quarter account for more than 5% of the consolidated revenues of Company and its Subsidiaries for such Fiscal Quarter or (ii) the aggregate amount of consolidated assets owned by the Non-Guarantor Subsidiaries (other than the Persons referred to in clauses (x) through (z) above) at the end of the most recent Fiscal Quarter account for more than 5% of the consolidated assets of Company and its Subsidiaries at the end of such Fiscal Quarter, and if either such case shall occur, Company shall immediately come into compliance with this Section 5.9 by notifying Administrative Agent of the identity of a sufficient number of Non-Guarantor Subsidiaries who are Domestic Subsidiaries (who shall cease to be Non-Guarantor Subsidiaries) and causing such Domestic Subsidiaries to execute and deliver to Administrative Agent a Counterpart Agreement.

         5.10 EXECUTION OF CREDIT DOCUMENTS. Immediately following the consummation of the Acquisition and the Mergers, Simmons will execute this Agreement and the other Credit Documents and will assume all of the obligations of THL Bedding Company thereunder pursuant to the Assumption Agreement.

         5.11 DESIGNATED SENIOR DEBT. Upon the Credit Agreement Termination Date, the designation of the Obligations as "Designated Senior Debt" (or any comparable term)

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under and as defined in, the Senior Subordinated Note Indenture or any other applicable documentation governing Subordinated Indebtedness shall immediately become effective.

SECTION 6. NEGATIVE COVENANTS

         Until the Termination Date has occurred, Holdings and Company shall not, nor shall they permit any of their Subsidiaries to (other than in Sections 6.1, 6.3, 6.5 and 6.8 where Company shall not, nor shall it permit any of its Subsidiaries to), directly or indirectly:

         6.1 INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK. Create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR"), or permit to be incurred, any Indebtedness and Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock, except:

         (a) Company and its Subsidiaries may incur Senior Debt if the Senior Leverage Ratio for the Company's most recently ended four (4) full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Senior Debt is incurred would have been less than 4.75 to 1.00 on a pro forma basis after giving effect to such Indebtedness and the application of the proceeds thereof;

         (b) Company and its Subsidiaries may incur Permitted Subordinated Indebtedness or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for Company's most recently ended four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00:1.00, determined on a pro forma basis after giving effect to such Indebtedness or the preferred stock or Disqualified Stock and the application of the proceeds thereof; and

         (c)      Holdings, Company and its Subsidiaries may incur Permitted
Debt.

                  For purposes of determining compliance with this Section 6.1, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt, or is entitled to be incurred pursuant to clause (a) or (b) of this Section 6.1, Company will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 6.1 at such time. Indebtedness under the Credit Agreement and Senior Subordinated Notes on the Closing Date shall be deemed to have been incurred on the Closing Date in reliance on the definition of Permitted Debt.

                  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest and dividends on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment or accrual of dividends on

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Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 6.1.

         6.2 LIENS. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind, whether now owned or hereafter acquired, or file or authorize the filing of, any financing statement under the UCC of any State or under any similar recording or notice statute, except:

         (a)      Permitted Encumbrances;

         (b) Liens described in Schedule 6.2 annexed hereto and modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed to or incorporated in the property covered by such Lien or financed by Indebtedness permitted under Section 6.1 and
(B) the proceeds and products thereof and (ii) the modification, replacement, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.1;

         (c) purchase money Liens (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in real or tangible personal property of Company or any of its Subsidiaries existing or created at the time of acquisition thereof or, in the case of tangible and personal property, within sixty (60) days thereafter, or in the case of real property, within one hundred twenty (120) days thereafter and the modification, refinancing, refunding, renewal or extension of any such Liens; provided, that the Indebtedness secured by or benefited by such Lien is permitted by Section 6.1 hereof;

         (d) Liens granted pursuant to any collateral documents entered into with respect to the Credit Agreement and Credit Facilities;

         (e) Liens on property of any of Company's Foreign Subsidiaries created solely for the purpose of securing Indebtedness of any Foreign Subsidiary permitted by Section 6.1;

         (f) Liens on property of Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by clause
(i)(i) or (ii) of the definition of Permitted Debt and the proviso to such clauses (so long as such Lien was not incurred in anticipation of the related acquisition); provided that no such Lien incurred in connection with such Indebtedness shall extend to or cover other property of Company or such Subsidiary other than the respective property so acquired and the proceeds and the products thereof;

         (g) Liens on documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

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         (h)      Liens (i) on cash advances in favor of the seller of any
property to be acquired in an Investment permitted by Section 6.3 to be applied against the purchase price thereof and (ii) consisting of a definitive agreement to dispose of property in an Asset Sale permitted under Section 6.7 or 6.8;

         (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Company and its Subsidiaries in the ordinary course of business and permitted hereby;

         (j) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.3;

         (k) Liens in connection with workmen's compensation obligations and general liability exposure of Company and its Subsidiaries; and

         (1) Liens on assets of Company and its Subsidiaries not otherwise permitted under this Section 6.2, securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not in excess of $40,000,000.

Notwithstanding the foregoing, no Credit Party shall create or assume any Lien securing Indebtedness upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the first sentence of this
Section 6.2, unless it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this Section 6.2 shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of this Section 6.2. Except with respect to (a) this Agreement, (b) the Credit Agreement, (c) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, (d) the agreements entered into with Net Jet Sales, Inc. for the purchase of fractional interests in a corporate jet by Company, (e) customary restrictions contained in leases, subleases, licenses and sublicenses permitted hereunder and (f) documents evidencing any Indebtedness permitted by Section 6.1, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired to secure the Obligations.

         6.3 INVESTMENTS. Make or own any Investment in any Person, including any Joint Venture, except:

         (a) Investments by (i) Holdings or any of its Subsidiaries in any Credit Party (but, in the case of Investments by a Credit Party in Holdings only to the extent set forth in clause (e) of the definition of Permitted Debt), including any new Subsidiary which becomes a Credit Party pursuant to Section 5.9, (ii) by any Subsidiary of Holdings which is not a Credit Party (1) in any other Subsidiary of Holdings that is also not a Credit Party and (2) in any Subsidiary of Holdings that is a Credit Party, and (iii) Holdings and the

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other Credit Parties in any Subsidiary of Holdings that is not a Credit Party in an aggregate amount pursuant to this clause (iii) not to exceed $30,000,000 at any one time outstanding (net of any dividends or distributions, or prepayments or payments of interest by such Subsidiaries);

         (b)      Investments existing on the Closing Date and set forth on
Schedule 6.3 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.3;

         (c) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

         (d) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted hereunder;

         (e) Holdings and its Subsidiaries may acquire the Securities of any Person or a line of business or division of, or all or substantially all of the business, property or assets of any Person the Cash consideration for which constitutes $100,000,000 in the aggregate from the Closing Date to the date of determination; provided that (i) Company shall give Administrative Agent at least five (5) days' notice of the proposed transaction, (ii) Company and its Subsidiaries shall have beneficial ownership of all of the Securities of the Person acquired and shall comply with the provisions of Section 5.9, and (iii) both before and after giving effect to the consummation of such acquisition, no Default or Event of Default shall exist;

         (f) Holdings and its Subsidiaries may make loans and advances to directors, officers and employees of Parent and its Subsidiaries in an aggregate amount not to exceed $5,000,000 outstanding at any time;

         (g) Company and its Subsidiaries may make and own Investments consisting of notes and other non-Cash consideration received in connection with any Asset Sale permitted by Section 6.7;

         (h) Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to a secured Investment;

         (i) Company and its Subsidiaries may make and own Investments in Subsidiaries created and operated as a captive insurance company (the "CAPTIVE INSURANCE SUBSIDIARY") in an aggregate amount not to exceed $10,000,000 (net of any dividends or distributions, or prepayments or payments of interest by the Captive Insurance Subsidiary to Company or any of its Subsidiary Guarantors);

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         (j)      Investments constituting Indebtedness permitted to be incurred under Sections 6.1, 6.2, 6.5 and 6.7;

         (k)      Investments in Hedge Agreements permitted hereunder;

         (l)      the Acquisition and the Mergers;

         (m)      Investments in the ordinary course of business consisting of
(i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

         (n) loans and advances to Holdings (and by Holdings to Parent) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances, or Restricted Junior Payments in respect thereof) Restricted Junior Payments to the extent permitted to be made to Holdings (and by Holdings to Parent) in accordance with Section 6,5;

         (o) Holdings may repurchase (i) Holdings' Securities to the extent permitted by Section 6.5 and (ii) the Existing Notes;

         (p) Investments in Co-Op Subsidiary in an amount not to exceed $30,000,000 in the aggregate from the Closing Date to the date of determination; and

         (q) Holdings and its Subsidiaries may make and own other Investments not otherwise permitted under this Section 6.3 in an aggregate principal at any time outstanding not exceeding $150,000,000 from the Closing Date to the date of determination.

In addition to the Investments permitted pursuant to this Section 6.3, Holdings and its Subsidiaries may make additional Investments (which shall not be counted in the limitations set forth above) as follows: Investments consisting of (i) the reinvestment of the proceeds of issuances of Securities by Holdings not required to prepay the loans under the Credit Agreement (other than Permitted Cure Securities (as defined in the Credit Agreement) or used to make Restricted Junior Payments, (ii) the Consolidated Excess Cash Flow (as defined in the Credit Agreement) that is not required to prepay the loans under the Credit Agreement and (iii) the proceeds received by Holdings in connection with any Permitted Holdings Indebtedness incurred by Holdings less any proceeds of such Indebtedness that are applied to make Restricted Junior Payments; provided that, if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause the assets or Securities acquired to be contributed to Company or its Subsidiaries or the merger of Company or its Subsidiaries with the Person formed to consummate or acquire such Investment (other than any promissory note of Parent received by Holdings in connection with loans and advances by Holdings to Parent in lieu of, and not in excess of, the amount of (after giving effect to any other loans, advances or Restricted Junior Payments in respect thereof) Restricted Junior Payments to the extent permitted to be made by Holdings pursuant to Section 6.5).

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         6.4      [RESERVED].

         6.5      RESTRICTED JUNIOR PAYMENTS.

         (a) declare or pay any dividend on, or make any other payment or distribution on account of, Company's or any of its Subsidiaries' equity Securities (including any payment in connection with any merger or consolidation involving Company or any of its Subsidiaries) or to the direct or indirect holders of Company's or any of its Subsidiaries' equity Securities in their capacity as such (in each case, other than dividends or distributions payable
(i) in equity Securities (other than Disqualified Stock) of Company or (ii) to Company or a Subsidiary of Company);

         (b) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Company) any equity Security of Company, Holdings or Parent held by Persons other than Company or a Subsidiary of Company;

         (c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Holdings, any Permitted Subordinated Indebtedness or the Senior Subordinated Notes, except a payment of principal at the stated maturity thereof or in connection with Permitted Refinancing Indebtedness otherwise permitted hereunder (all such payments and other actions set forth in these clauses (a) through (c) being collectively referred to as "RESTRICTED JUNIOR PAYMENTS"), unless, at the time of and after giving effect to such Restricted Junior
Payment:

                  (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Junior Payment;

                  (B) Company would, at the time of such Restricted Junior Payment and after giving pro forma effect thereto as if such Restricted Junior Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under each of clauses (a) and (b) of Section 6.1; and

                  (C) such Restricted Junior Payment, together with the aggregate amount of all other Restricted Junior Payments made by Company and its Subsidiaries after the Closing Date (excluding Restricted Junior Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (ix), (x) and (xi) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (1) 50% of the Consolidated Net Income of Company for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the Closing Date to the end of Company's most recently ended Fiscal Quarter for which internal consolidated financial statements of Company are

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         available at the time of such Restricted Junior Payment (or, if such
         Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (2) 100% of the aggregate Net Cash Proceeds received by Company subsequent to the Closing Date (X) as a contribution to its common equity Securities or from the issue or sale of equity Securities of Company (other than Excluded Contributions or Disqualified Stock) or
         (Y) as a result of the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt Securities of Company or any Subsidiary of Company that have been converted into or exchanged for either (aa) such equity Securities (other than equity Securities (or Disqualified Stock or debt Securities) sold to a Subsidiary of Company) or (bb) securities of Holdings, except any Net Cash Proceeds that have been utilized for any other purpose under this
         Section 6.5 (other than pursuant to (xiii) below), plus

                  (3) an amount equal to the net reduction in Investments made by Company and its Subsidiaries subsequent to the Closing Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to Company or any such Subsidiary from any such Investment, or from the Net Proceeds or Net Cash Proceeds, as the case may be, from the sale of any such Investment, or from a redesignation of a Non-Guarantor Subsidiary to a Subsidiary Guarantor, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Investment previously made by Company or any Subsidiary in such Person or Non-Subsidiary Guarantor; provided that any amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (3) to make Investments pursuant to this clause (3), plus

                  (4) 100% of the fair market value, as determined in good faith by the Board of Directors of Company, such determination to be conclusive and evidenced by an officer's certificate delivered to the Administrative Agent, of any Permitted Acquisition of another Person engaged in a business permitted pursuant to Section 6.12 (including equity Securities of a Permitted Acquisition of another Person engaged in a business permitted pursuant to Section 6.12 that is or becomes a Guarantor) received by Company or a Subsidiary of Company as consideration for the issuance by Company subsequent to the Closing Date of equity Securities (other than Disqualified Stock) of Company or as a contribution to the common equity capital of Company.

         The preceding provisions will not prohibit:

                  (i) the payment of any dividend or other distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration the

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         dividend payment or other distribution would have complied with the provisions of this Agreement;

                  (ii) the making of any Restricted Junior Payment with the Net Cash Proceeds of a substantially concurrent sale (other than to a Subsidiary of Company) of equity Securities of Company (other than Disqualified Stock) or contribution to the common equity capital of Company to the extent not previously utilized for any other purpose under this Section 6.5;

                  (iii) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness of Company or any Subsidiary of Company, in exchange for, or with the net cash proceeds from a substantially concurrent issuance or sale of, Permitted Refinancing Indebtedness;

                  (iv) the payment of any dividend by a Subsidiary of Company to the holders of its equity Securities on a pro rata basis;

                  (v) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends, other distributions or amounts to Holdings in amounts equal to the amounts expended by Holdings or Parent to purchase, repurchase, retire or otherwise acquire for value equity Securities of Holdings or Parent owned by employees, former employees, directors, former directors, consultants or former consultants of Parent, Holdings, Company or any of its Subsidiaries (or permitted transferees, assigns, estates or heirs of such employees, former employees, directors, former directors, consultants or former consultants); provided, however, that the aggregate amount paid, loaned or advanced to such parent pursuant to this clause (v) will not, in the aggregate, exceed $3,000,000 per Fiscal Year; provided that Company may carry over and make in subsequent Fiscal Years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $12,000,000 in any Fiscal Year; and provided, further that such amount in any Fiscal Year may be increased by an amount not to exceed (y) the Net Cash Proceeds from the sale of equity Securities (other than Disqualified Stock) of Company (or of Holdings or Parent to the extent such Net Cash Proceeds are contributed to the common equity of Company) to employees, officers, directors or consultants of Company and its Subsidiaries that occurs after the Closing Date (to the extent the Net Cash Proceeds from the sale of such equity Securities have not otherwise been applied to the payment of Restricted Junior Payments pursuant to clause (ii) above or previously applied to the payment of Restricted Junior Payments pursuant to this clause (v)), plus (z) the cash proceeds of key-man life insurance policies received by Company and its Subsidiaries after the Closing Date, less any amounts previously applied to the payment of Restricted Junior Payments pursuant to this clause (v); provided, further that cancellation of Indebtedness owing to Company from employees, officers, directors and consultants of Company or any of its Subsidiaries in connection

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         with a repurchase of equity Securities of Company from such Persons will not be deemed to constitute a Restricted Junior Payment for purposes of this Section 6.5 or any other provisions of this Agreement; provided, further that the Net Cash Proceeds from such sales of equity Securities described in clause (y) of this clause (v) shall be excluded from clause (C)(2) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Junior Payments pursuant to this clause (v);

                  (vi) the payment of any dividends or distributions or the making of any loans or other advances by Company or any Subsidiary of Company to Holdings or Parent to permit Holdings or Parent to (A) pay franchise taxes and other fees and expenses required to maintain its existence and (B) to provide for all other operating costs of Holdings or Parent to the extent attributable to the ownership or operation of Company and its Subsidiaries, including in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC, of up to an aggregate amount under this clause (B) of $2,000,000 per Fiscal Year, plus any indemnification claims made by directors or officers of Holdings or Parent attributable to the ownership or operation of Company and its Subsidiaries;

                  (vii)    the payment of Permitted Tax Distributions;

                  (viii) the repurchase of equity Securities deemed to occur upon exercise of stock options, warrants or other convertible securities to the extent the shares of such equity Securities represent a portion of the exercise price of such options, warrants or convertible securities;

                  (ix) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Company or preferred stock of its Subsidiaries issued after the Closing Date pursuant to Section 6.1;

                  (x) any payments made, or the performance of any of the transactions contemplated, in connection with the Acquisition, the Acquisition Financing Requirements, and the consummation of the transactions contemplated by Related Agreements;

                  (xi) any redemption, repurchase, retirement, defeasance or other acquisition for value of Disqualified Stock of Company or a Subsidiary of Company made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Disqualified Stock of Company or such Subsidiary, as the case may be; provided that any such new Disqualified Stock is issued by the issuer of the Disqualified Stock being redeemed, repurchased, retired, defeased or otherwise acquired for value and that such new Disqualified Stock is issued pursuant to Section 6.1;

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                  (xii)    so long as no Default has occurred and is continuing
         or would be caused thereby, the payment of dividends on Company's equity Securities (or dividends, distributions or advances to Holdings or Parent to allow Holdings or Parent to pay dividends on its common equity Securities), following the first public offering of Company's equity Securities (or of Holdings' or Parent's equity Securities, as the case may be) after the Closing Date, of, whichever is earlier, (i) in the case of the first public offering of Company's equity Securities, up to 6% per annum of the Net Cash Proceeds received by Company in such public offering or (ii) in the case of the first public offering of Holdings' or Parent's equity Securities, up to 6% per annum of the amount contributed directly or indirectly by Holdings (other than Excluded Contributions) to Company from the Net Cash Proceeds received by Holdings or Parent in such public offering;

                  (xiii) Restricted Junior Payments in respect of the Existing Notes not tendered in connection with the Tender Offer;

                  (xiv) dividends or distributions paid in an amount equal to any reduction in taxes actually realized by Company and its Subsidiaries in the form of cash refunds or from deductions when applied to offset income or gain as a direct result of (i) the costs, including the costs of any premium paid or interest expense, incurred in connection with repurchasing the Existing Notes pursuant to the Tender Offer, (ii) purchase accounting adjustments made in connection with the Acquisition, Mergers and Related Agreements, (iii) compensation expense incurred in connection with the repurchase or rollover of stock options or transaction bonuses, or (iv) the write off of deferred financing charges as a result of the refinancing contemplated by the Acquisition, Mergers and Related Agreements; and

                  (xv) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Junior Payments in an aggregate amount not to exceed $30,000,000 since the Closing Date.

         The amount of all Restricted Junior Payments (other than cash) will be the fair market value on the date of the Restricted Junior Payment of the asset(s) or Securities proposed to be transferred or issued by Company or such Subsidiary, as the case may be, pursuant to the Restricted Junior Payment. The fair market value of any assets or securities that are required to be valued by this Section 6.5 will, if the fair market value thereof exceeds $2,000,000, be determined by the Board of Directors of Company whose resolution with respect thereto shall be delivered to the Administrative Agent.

         6.6      [RESERVED].

         6.7 FUNDAMENTAL CHANGES. Except to the extent otherwise permitted under this Agreement, alter the corporate, capital or legal structure (except in a way that does not have a Material Adverse Effect) of Holdings, Company or any of its Subsidiaries,

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consummate any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Subsidiary of Company may be merged with or into Company or any Subsidiary of Company, or be liquidated, wound up or dissolved into, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary of Company; provided that, (i) in the case of such a merger involving Company, Company shall be the continuing or surviving Person or the surviving Person shall be a Person organized under the laws of the United States of America and expressly assume the obligations of Company pursuant to documents reasonably acceptable to Administrative Agent, and
(ii) when any Guarantor is merging with any other Subsidiary (A) Guarantor shall be the surviving Person or (B) such transaction shall constitute an Investment which Investment must otherwise be permitted under Section 6.3;

         (b) any Subsidiary may merge with any other Person in order to effect an Investment permitted under Section 6.3; provided that (i) the surviving Person shall be a Subsidiary which, to the extent required, shall have complied with Section 5.9 or (ii) to the extent constituting an Investment, such Investment must otherwise be permitted under Section 6.3;

         (c) any merger, consolidation, liquidation, wind-up or dissolution, the purpose of which is to effect an Asset Sale otherwise permitted by Section 6.8; and

         (d)      any Change of Control.

         6.8 ASSET SALES. Consummate, or permit any of its Subsidiaries to consummate an Asset Sale unless: (a) Company (or the Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value of the assets or equity Securities issued or sold or otherwise disposed of; (b) in the case of Asset Sales involving consideration in excess of $10,000,000, the fair market value is determined by Company's Board of Directors and evidenced by a resolution of such Board of Directors set forth in an officer's certificate delivered to the Administrative Agent promptly after the consummation of such Asset Sale; and (c) at least 75% of the consideration received in the Asset Sale by Company or such Subsidiary is in the form of Cash, Cash Equivalents, Replacement Assets or any combination thereof.

         For purposes of clause (c) above, each of the following will be deemed to be Cash:

                  (i) any liabilities, as shown on Company's or such Subsidiary's most recent balance sheet, of Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Term Loans or the Guaranty in the case of any Subsidiary Guarantor) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where Company and

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         all Subsidiaries are released pursuant to an agreement that releases
         Company or such Subsidiary from further liability;

                  (ii) any Securities or other obligations received by Company or any such Subsidiary from such transferee that are within one hundred eighty (180) days converted by Company or such Subsidiary into Cash (to the extent of the Cash received in that conversion); and

                  (iii) any Designated Noncash Consideration received by Company or any of its Subsidiaries in the Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed $5,000,000 million (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

         For purposes of paragraph (c) above, any liabilities of Company or any Subsidiary of Company that are not assumed by the transferee of such assets in respect of which Company and all Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Company (or such Subsidiary, as the case may be) may apply those Net Proceeds at its option:

                  (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or a majority of the voting equity Securities of, another Person engaged in a business permitted pursuant to Section 6.12;

                  (3)      to make a capital expenditure; or

                  (4) to acquire non-current assets, including investments in property, that are used or useful in a business permitted pursuant to Section 6.12;

it being understood that Company may apply Net Proceeds received by any of its Subsidiaries in any of the foregoing manners and any Subsidiary of Company may apply Net Proceeds received by Company or another Subsidiary of Company in any of the foregoing manners. Pending the final application of any Net Proceeds, Company may temporarily reduce revolving credit Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "EXCESS PROCEEDS". On the 366th day after an

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Asset Sale, if the aggregate amount of Excess Proceeds exceeds $15,000,000,
Company will prepay the Term Loans in an amount equal to such Excess Proceeds in accordance with Section 2.13(b). The amount of Term Loans prepaid will be as more specifically set forth in Section 2.13(b), and will be payable in cash. If the aggregate principal amount of Term Loans exceeds the amount of Excess Proceeds, the Term Loans shall be prepaid on a pro rata basis on the basis of the aggregate principal amount of Term Loans. Upon completion of each such prepayment of the Term Loans, the amount of Excess Proceeds will be reset at zero.

         6.9      [RESERVED].

         6.10 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate; provided, the foregoing restriction shall not apply, subject to the other covenants contained hereunder, (a) to any transaction between Parent and any of its Subsidiaries or between any of its Subsidiaries, (b) to the payment of reasonable and customary fees paid to members of the Boards of Directors of Parent and its Subsidiaries and reimbursement of reasonable out-of-pocket expenses of directors, (c) to the payment of Management Fees, (d) to the consummation of the transactions contemplated by the Related Agreements and the payment of Transaction Costs, and (e) in respect of employment and severance arrangements with directors, officers, employees and members of management of Parent or any of its Subsidiaries in the ordinary course of business, (f) transactions between Holdings and any of its Subsidiaries with Co-Op Subsidiary or any Captive Insurance Subsidiary and (g) the transactions by Parent and its Subsidiaries to the extent permitted under this Section 6.

         6.11     AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS

         (a) AMENDMENTS OF ORGANIZATIONAL DOCUMENTS, CERTIFICATES OF MERGER, MANAGEMENT AGREEMENT AND UNSECURED TERM LOAN AGREEMENT, (i) Amend any of the organizational or constituent documents of any Credit Party in a manner materially adverse to the Administrative Agent or the Lenders; (ii) amend, modify or supplement the Certificates of Merger or waive or otherwise consent to any change or departure from any of the terms or conditions of the Certificates of Merger in any manner materially adverse to the Administrative Agent or the Lenders; and (iii) amend, modify or supplement the Management Agreement or waive or otherwise consent to any change or departure from any of the terms or conditions of the Management Agreement, in each case, in any manner that increases the fees or other amounts payable thereunder.

         (b) AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Amend or otherwise change the redemption, prepayment, repurchase or defeasance provisions of any Subordinated Indebtedness, change the subordination provisions thereof (or of any guaranty thereof), or amend or change any other term if, the effect of such amendment or change, together with all other amendments or changes made, taken

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as a whole, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or trustee or other representative on their behalf) which would be materially adverse to Company or Lenders (other than the execution and delivery by Holdings and/or any of its Subsidiaries of a supplemental agreement pursuant to which such Subsidiary becomes a guarantor thereunder, so long as such Subsidiary is also a Guarantor hereunder).

         6.12 CONDUCT OF COMPANY BUSINESS. From and after the Closing Date, engage in any business other than the businesses engaged in by Company and its Subsidiaries on the Closing Date and any businesses reasonably related or ancillary thereto.

         6.13 SPECIAL COVENANTS OF HOLDINGS. From and after the Closing Date, Holdings shall:

         (a) engage in no business or activities other than (i) owning 100% of the issued and outstanding capital stock of Company, (ii) holding Cash and Cash Equivalents, (iii) activities incidental thereto, (iv) as otherwise required by mandatory provisions of law, (v) the consummation of the Acquisition and transactions contemplated by the Related Agreements, (vi) entering into the Related Agreements to which it is a party, and (vii) as otherwise specifically permitted hereunder or permitted under the Credit Agreement; and

         (b) not own or acquire any assets other than (i) 100% of the issued and outstanding equity Securities of Company and (ii) as specifically permitted hereunder or permitted under the Credit Agreement.

         6.14 FISCAL YEAR. Change its Fiscal Year-end from the final Saturday in the calendar year, provided, however, that Company may change its Fiscal Year-end to December 31.

         6.15 RESTRICTION ON BURDENSOME AGREEMENTS. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (w) pay dividends or make any other distributions on any of such Subsidiary's equity Securities owned by Company or any other Subsidiary of Company, (x) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (y) make loans or advances to Company or any other Subsidiary of Company, or (z) transfer any of its property or assets to Company or any other Subsidiary of Company except for any agreement (A) in effect on the Closing Date, (B) in existence at the time a Subsidiary becomes a Subsidiary of Company so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, (C) in existence at the time any assets were acquired by Company or any Subsidiary of Company so long as such agreement was not entered into solely in contemplation of the acquisition of such assets,
(D) representing Indebtedness which is permitted by Section 6.1; (E) in connection with any Asset Sale or other sale of assets

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permitted hereunder; or (F) customary restrictions contained in leases, subleases, licenses and sublicenses permitted hereunder.

SECTION 7. GUARANTY

         7.1      GUARANTY OF THE OBLIGATIONS. Subject to the provisions of
Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations of Company when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including amounts that would become due but for the operation of the automatic stay under
Section 362(a) or any other provision of the Bankruptcy Code (the "GUARANTEED OBLIGATIONS").

         7.2 LIMITATION ON AMOUNT GUARANTIED, (a) Anything contained herein to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor hereunder, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 7.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution hereunder).

         (b) Guarantors under this Guaranty, together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted

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Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with Section 7.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 7.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 7.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

         7.3 PAYMENT BY GUARANTORS. Subject to Section 7.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) or any other provision of the Bankruptcy
Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

         7.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that, to the maximum extent permitted by applicable law, its obligations hereunder are irrevocable, absolute, independent and unconditional, and constitute primary obligations of such Guarantor and not a contract of surety, and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Guaranteed Obligations. In furtherance of the foregoing

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and without limiting the generality thereof, each Guarantor agrees that, to the maximum extent permitted by applicable law,

         (a) this Guaranty is a guaranty of payment when due and not of collectibility;

         (b) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

         (c) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

         (d) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations (provided that no Credit Document to which such Guarantor is a party may be amended without its written consent); (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with this Agreement or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect

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of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the applicable Hedge Agreements; and

         (e) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in Cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of this Agreement or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security (provided that no Credit Document to which such Guarantor is a party may be amended without its written consent);
(iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

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         7.5      WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries, to the maximum extent permitted by applicable law: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full in Cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full in Cash of the Guaranteed Obligations).

         7.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives, until the Termination Date, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection herewith or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and
(c) any benefit of, and any right to participate in, any collateral or security now or

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hereafter held by any Beneficiary. In addition, until the Termination Date, each
Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations (including any such right of contribution under Section 7.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Termination Date shall not have occurred, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7 SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         7.9 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10 FINANCIAL CONDITION OF COMPANY AND GUARANTORS. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company or any other Guarantor. Each Guarantor has adequate means to obtain information from Company and each other Guarantor on a continuing basis concerning the financial condition of Company or such other Guarantor and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the

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financial condition of Company and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each
Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company or any other Guarantor now known or hereafter known by any Beneficiary.

         7.11 BANKRUPTCY, ETC. (a) The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder; provided that interest or fees on any such reinstated Guaranteed Obligations shall not be payable for the period during which the Beneficiaries were paid such funds until the date such funds were returned.

         7.12 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by this Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

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SECTION 8. EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

         (a) failure by Company to pay (i) any installment of principal of any Term Loan when due, whether at the Maturity Date, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Term Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

         (b) a default by Holdings, Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings, Company or any of its Subsidiaries (or the payment of which is guaranteed by Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, if that default (i) is caused by a failure to pay principal of such Indebtedness at its final stated maturity within any applicable grace period provided in such Indebtedness (a "PAYMENT DEFAULT"); or (ii) results in the acceleration of such Indebtedness prior to its expressed maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 or more;

         (c) failure of Company to perform or comply with any term or condition contained in Section 2.5, Section 5.1(h), Section 5.2 (with respect to Holdings or the Company only) or Section 6 hereof; or

         (d) any representation, warranty or certification made or deemed made by Holdings, Company or any of its Subsidiaries in any Credit Document or in any statement or certificate at any time given by Holdings, Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

         (e) any Credit Party shall default in the performance of or compliance with any term contained herein or in any of the other Credit Documents, other than any such term referred to in any other provision of this
Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after receipt by Company of notice from Administrative Agent or any Lender of such default; or

         (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable

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federal or state law; or (ii) an involuntary case shall be commenced against
Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

         (g) (i) Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property and such appointment continues undischarged or unstayed for sixty (60) days; or Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall make any assignment for the benefit of creditors; or (ii) Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g); or

         (h) any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $20,000,000 (in either case not adequately covered by insurance as to which the insurance company has not denied coverage) shall be entered or filed against Holdings, Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

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         (i)      any order, judgment or decree shall be entered against
Holdings, Company or any of its Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

         (j) (i) the Company and any of its Subsidiaries or ERISA Affiliates are required to contribute or pay during any year an aggregate amount to one or more Multiemployer Plans which could reasonably be expected to have a Material Adverse Effect; (ii) there shall occur one or more ERISA Events, other than any ERISA Events with respect of Multiemployer Plans, which individually or in the aggregate result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates which could reasonably be expected to have a Material Adverse Effect; or (iii) there shall exist an amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed liabilities), which could reasonably be expected to have a Material Adverse Effect; or

         (k) at any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all non-contingent Obligations in Cash, ceases to be in full force and effect or is declared to be null and void or any Credit Party denies in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

         (l) the Mergers shall fail to take place by 5:00 p.m. Eastern Time on December 22, 2003;

THEN (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), each of (A) the unpaid principal amount of and accrued interest on the Term Loans, and (B) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party, and (2) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (A) and (B) above to be, and the same shall forthwith become, immediately due and payable.

         8.2 CERTAIN OPTION OF LENDERS. Notwithstanding anything contained in Section 8.1, if at any time within sixty (60) days after an acceleration of the Term Loans pursuant to such Section, Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Term Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.5, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action

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shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this Section 8.2 are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Credit Documents, even if the conditions set forth in this Section 8.2 are met.

SECTION 9. AGENTS

         9.1 APPOINTMENT OF AGENTS. GSCP is hereby appointed Co-Syndication Agent and a Joint Lead Arranger hereunder, and each Lender hereby authorizes Co-Syndication Agent and such Joint Lead Arranger to act as its agent in accordance with the terms hereof and the other Credit Documents. UBSS is hereby appointed a Co-Syndication Agent and a Joint Lead Arranger hereunder and each Lender hereby authorizes such Joint Lead Arranger to act as its agent in accordance with the terms hereof and the other Credit Documents. DBNY is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof, except as provided in Sections 9.7 and 9.8. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, Company or any of their respective Subsidiaries, except as provided in Section 2.6 as to Administrative Agent with respect to maintaining the Register. Co-Syndication Agents, without consent of or notice to any party hereto, may assign any and all of their respective rights or obligations hereunder to any of their respective Affiliates. As of the Closing Date, neither GSCP, in its capacity as Co-Syndication Agent and a Joint Lead Arranger, nor UBSS as Co-Syndication Agent and a Joint Lead Arranger shall have any obligations but shall be entitled to all benefits of this Section 9.

         9.2 POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or

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shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein.

         9.3 GENERAL IMMUNITY. (a) No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans.

         (b) None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4 AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its

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participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5      LENDERS' REPRESENTATIONS AND WARRANTIES.

         (a) Each Lender, by delivering its signature page to this Agreement and funding its Term Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         (b) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the Term Loans made hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.6 RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or of the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage,

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penalty, action, judgment, suit, cost, expense or disbursement in excess of such
Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent, provided that Company shall have the right to approve any such successor Administrative Agent unless an Event of Default then exists under Sections 8.1
(a), (f) or (g). Upon the approval by Company (if required hereunder) acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

SECTION 10. MISCELLANEOUS

         10.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile (and confirmed by telephone) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile (and confirmed by telephone) or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent and Company.

         10.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of Administrative Agent and the Co-Syndication Agents in connection with the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company

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(including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and under the other Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of a single law firm acting as counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company;
(d) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements) of any auditors, consultants, accountants, agents or appraisers retained by any Agent with the prior consent of Company (not to be unreasonably withheld); (e) all other actual and reasonable costs and expenses incurred by Co-Syndication Agents or Administrative Agent in connection with the syndication of the Term Loan Amounts and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees of a single counsel to Agents and Lenders) and costs of settlement, incurred by Co-Syndication Agents, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3 INDEMNITY. (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, Company and each Guarantor agree to defend (subject to Indemnitees' selection of counsel, which shall be reasonably satisfactory to Company), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents and Lenders (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, neither the Company nor any Guarantor shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities (i) to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct or bad faith of that Indemnitee or (ii) to the extent such Indemnified Liabilities relate to Taxes (and any liabilities relating thereto), the indemnity for which shall be governed solely and exclusively by Section 2.20. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company and the Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (b) Company and each Guarantor agree that neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any

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pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under subsection (a) of this section (whether or not any Indemnitee is an actual or potential party to such claim, action or proceeding) without the prior written consent of the applicable Indemnitees, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld or delayed.

         (c) If an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against Company, any Guarantor or any Affiliate thereof in which such Indemnitee is not named as a defendant, Company agrees to reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         10.4     [RESERVED]

         10.5     AMENDMENTS AND WAIVERS. (a) Subject to Section 10.5(b),
Section 10.5(c) and Section 10.5(d), no amendment, modification, supplement or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders.

         (b) No amendment, modification, supplement or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall extend the Maturity Date, or reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.9), or extend the time for payment of any such interest, or reduce the principal amount of any Term Loan, or shall amend any provision of the Credit Documents providing for pro rata treatment of Lenders in any such case without the written consent of each Lender with Obligations affected thereby.

         (c) No amendment, modification, supplement or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall (i) amend, modify, supplement or waive any provision of this Section 10.5, (ii) reduce the percentage specified in the definition of "Requisite Lenders" or the definition of "Pro Rata Share", (iii) release all or substantially all of the Guarantors from the Guaranty or (iv) consent to the assignment or transfer by Company of any of its rights and obligations hereunder, in each case without the written consent of each Lender.

         (d) No amendment, modification, supplement or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase the Term Loan Amount of any Lender over the amount thereof then in effect for such Lender without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default, and no increase in the available portion of any Term Loan Amount of any Lender or the

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rescission of any acceleration pursuant to Section 8.2, shall constitute an increase in the Term Loan Amount of any Lender); or (ii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent without the consent of such Agent.

         (e) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither any Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

         (b) No assignment or transfer of any Term Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loans.

         (c) Each Lender shall have the right at any time to sell, assign or transfer, in whole or in part, any Term Loan or any other Obligation: (i) upon the giving of notice to Administrative Agent, to another Lender, or to an Affiliate of the assigning Lender (or if such assigning Lender is a fund that invests in commercial or bank loans, another such investment fund managed or advised by the same investment advisor or an Affiliate thereof) or another Lender; or (ii) unless otherwise covered by clause (i) hereof, with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed) to any other Eligible Assignee (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee), in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Term Loan and other Obligations of the assigning Lender); provided, however, that upon the occurrence and during the continuance of an Event of Default with respect to

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Sections 8.1(a), 8.1(f) and 8.1(g), the consent of Company shall not be required under clause (ii) above.

         (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $2,000 (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c) and Section 2.20(d); provided, that notwithstanding the foregoing to the contrary, no processing fee shall be required to be paid with respect to assignments made pursuant to clause (ii) of the definition of "Eligible Assignee". Subject to Section 10.6(b), upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to herein and any forms, certificates or other evidence that such assignee may be required hereunder to deliver to Administrative Agent, Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required hereunder), (i) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section 10.6(d). Anything contained herein to the contrary notwithstanding, in the case of an assignment to an Affiliate of the assigning Lender, such assignment shall be effective between such assigning Lender and its Affiliate immediately without compliance with the conditions for assignment under Sections 10.6(b) through
(d), but shall not be effective with respect to any Credit Party, Administrative Agent, any other Agent or any Lender, and each Credit Party, Administrative Agent, each other Agent, and each Lender shall be entitled to deal solely and directly with such assigning Lender under any such assignment, in each case, until the conditions for assignment under Sections 10.6(b) through (d) have been complied with.

         (e) Each Lender listed on the signature pages hereof hereby represents and warrants, and each Lender executing and delivering an Assignment Agreement shall be deemed to represent and warrant as of the effective date of such Assignment Agreement, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making or purchasing of loans such as the Term Loans; and (iii) it will make or purchase, as the case may be, its Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Term Loans or any interests therein shall at all times remain within its exclusive control).

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         (f)      Subject to the terms and conditions of this Section 10.6, as of the effective date specified in such Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; and (iii) if any such assignment occurs after the issuance of the Term Loan Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to Administrative Agent for cancellation, and thereupon new Term Loan Notes shall be issued to the assignee and/or to the assigning Lender, with appropriate insertions, to reflect the outstanding Term Loans of the assignee and/or the assigning Lender.

         (g) In addition to the assignments and participations permitted under the provisions of this Section 10.6,any Lender may assign and pledge all or any portion of its Term Loans, the other Obligations owed to such Lender, and its Term Loan Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and any Lender which is an investment fund may pledge all or any portion of its Term Loan Notes or Term Loans to its trustee in support of its obligations to such trustee (unless such trustee is Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries) or to its indenture trustee in support of its obligations to noteholders on whose behalf such indenture trustee is acting; provided, (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         (h) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries) in, all or any part of its Term Loans or any other interest herein or in any other Obligation. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the Maturity Date or scheduled payment of interest on any Term Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.9) allocated to such participation, and all amounts payable by any Credit Party hereunder (including amounts payable to such Lender pursuant to Section 2.18(c), Section
2.19 or Section 2.20) shall be determined as if such

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Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Section 2.17, (1) any participation will give rise to a direct obligation of each Credit Party to the Participant and (2) the participant shall be considered to be a "Lender".

         10.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of any Term Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2 and 10.3 and the agreements of Lenders set forth in Sections 9.3, 9.6 and 2.17 shall survive the Termination Date.

         10.9 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Beneficiaries hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10 PAYMENTS SET ASIDE. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), and such payment or payments or the proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, shall be revived and continued in full force and effect as if such payment or payments had not been made; provided that with respect to calculating interest on any Obligation that is so reinstated, interest shall accrue from the date that such Obligation is first reinstated and not from the previous date of payment.

         10.11 SEVERABILITY. In case any provision herein or obligation hereunder or the Term Loan Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such

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provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

         10.15    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (e) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND (f) AGREES THAT THE PROVISIONS OF THIS SECTION RELATING TO JURISDICTION AND VENUE SHALL BE BINDING

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

AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RESTATEMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.17 CONFIDENTIALITY. Each Lender and Agent shall hold all non-public information obtained pursuant to the terms hereof in accordance with such Lender's customary procedures for handling confidential information of such nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender and such Lender's Affiliates' directors, officers, employees and agents in connection with the administration of this Agreement and the preservation, exercise or enforcement of the rights of the Agents and the Lenders under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided, any such potential assignee, transferee, participant or swap counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17)or disclosures required or requested by any governmental agency or representative thereof or by the National Association of

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Insurance commissioners or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall use reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;
and Provided further, in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Notwithstanding anything to the contrary set forth herein (or in any Credit Document), each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Credit Documents and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors, officers, employees and agents to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to understanding the federal income tax treatment of the transactions contemplated by this Agreement and the other Credit Documents but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

         10.18 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         10.19 MAXIMUM AMOUNT. It is the intention of Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Credit Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Credit Documents or in any other document evidencing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Credit Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For purposes of calculating the

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actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid hereunder or under any other Credit Document for the use, forbearance or detention of the indebtedness of Company evidenced hereby or by any other Credit Document, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Term Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Holdings, Company, or any of their respective Subsidiaries or any endorser of the Term Loan Notes and the Lenders.

           [The remainder of this page is intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        THL BEDDING COMPANY,

                                        By: /s/ Todd Abbrecht
                                            ------------------------------------
                                            Name: Todd Abbrecht
                                            Title: Vice President, Treasurer and
                                                   Assistant Secretary

                                              NOTICE ADDRESS:
                                              c/o Simmons Company
                                              One Concourse Parkway
                                              Suite 800
                                              Atlanta, Georgia 30328
                                              Attention: Chief Financial Officer
                                              Telephone: 770-673-2625
                                              Fax: 770-392-2608

                                              WITH A COPY TO:

                                              Thomas H. Lee Partners, LP
                                              75 State Street, Suite 26
                                              Boston, Massachusetts 02109
                                              Attention: Todd Abbrecht
                                              Telephone: 617-227- 1050
                                              Fax: 617-227-3514

                                              AND:

                                              Weil, Gotshal & Manges LLP
                                              200 Crescent Court, Suite 300
                                              Dallas, Texas 75201
                                              Attention: Angela L. Fontana, Esq.
                                              Telephone: 214-746-7700
                                              Fax: 214-746-7777

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                                       S-1

                                        THL-SC BEDDING COMPANY,

                                        By: /s/ Todd Abbrecht
                                            ------------------------------------
                                            Name: Todd Abbrecht
                                            Title: Vice President, Treasurer and
                                                   Assistant Secretary

                                              NOTICE ADDRESS:
                                              c/o Simmons Company
                                              One Concourse Parkway
                                              Suite 800
                                              Atlanta, Georgia 30328
                                              Attention: Chief Financial Officer
                                              Telephone: 770-673-2625
                                              Fax: 770-392-2608

                                              WITH A COPY TO:

                                              Thomas H. Lee Partners, LP
                                              75 State Street, Suite 26
                                              Boston, Massachusetts 02109
                                              Attention: Todd Abbrecht
                                              Telephone: 617-227-1050
                                              Fax: 617-227-3514

                                              AND:

                                              Weil, Gotshal & Manges LLP
                                              200 Crescent Court, Suite 300
                                              Dallas, Texas 75201
                                              Attention: Angela L. Fontana, Esq.
                                              Telephone: 214-746-7700
                                              Fax: 21 4-746-7777

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                                       S-2

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      individually, as Sole Bookrunner, a Joint
                                      Lead Arranger, a (lo-Syndication Agent
                                      and as Lender

                                      By: /s/ K. J. Wagner
                                          ------------------------------------
                                          Authorized Signatory

                                      NOTICE ADDRESS:

                                      Goldman Sacbs Credit Partners L.P.
                                      C/O Goldman, Sachs & CO.
                                      85 Broad Street
                                      New York, New York 10004
                                      Attn: Elizabeth Fischer
                                      Telecopy: (212) 357-0932

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                                      S-3

                                        UBS SECURITIES LLC,
                                        as Joint Lead Arranger And
                                        Co-Syndication Agent

                                        By: /s/ Amanda J. Montgomery
                                            ------------------------------------
                                            Name: Amanda J. Montgomery
                                            Title: Managing Director

                                        By: /s/ John C. Craubett
                                            ------------------------------------
                                            Name: John C. Craubett
                                            Title: Director

                                        NOTICE ADDRESS:
                                        677 Washington Boulevard
                                        6TH floor Tower
                                        Stamford, Connecticut 06901
                                        Attn: Vladimira Holeckova
                                        Facsimile: 203-719-4176

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                                       S-4

                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH,
                                        as Administrative Agent

                                        By: /s/ Mary Kay Coyle
                                            ------------------------------------
                                        Name: Mary Kay Coyle
                                        Title: Managing Director

                                        By: /s/ Susan Lefevre
                                            ------------------------------------
                                        Name: SUSAN LEFEVRE
                                        Title: Director

                                        NOTICE ADDRESS:
                                        60 Wall Street, 43RD Fl.
                                        New York, New York 10005
                                        Attn: Mary Kay Coyle
                                        Telecopy: (212) 797-5690

                                        DEUTSCHE BANK AG,, CAYMAN ISLANDS
                                        BRANCH,
                                        individually AS A Lender

                                        By: /s/ Mary Kay Coyle
                                            ------------------------------------
                                        Name: Mary Kay Coyle
                                        Title: Managing Director

                                        By: /s/ Susan Lefevre
                                            ------------------------------------
                                        Name: Susan Lefevre
                                        Title: Director

                                        NOTICE ADDRESS:
                                        60 Wall Street, 43rd Fl.
                                        New York, New York 10005
                                        Attn: Mary Kay Coyle
                                        Telecopy: (212) 797-5690

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                                       S-5

                                 SCHEDULE 1.1(b)

                        TERM LOAN AMOUNTS, REVOLVING LOAN
                         COMMITMENTS AND PRO RATA SHARES

                              TERM LOAN COMMITMENTS

LENDER                                REVOLVING COMMITMENT   PRO RATA SHARE
Deutsche Bank AG, New York Branch        $140,000,000            100%
Total                                    $140,000,000            100%

                                  SCHEDULE 4.1
                               CORPORATE STRUCTURE

SEE ATTACHED.

                              Schedule 4.1 - Page 1

                     STRUCTURE AFTER ACQUISITION AND MERGERS

                                  [FLOW CHART]

                            SUBSIDIARIES OF HOLDINGS

                                         JURISDICTION OF               AUTHORIZED              OUTSTANDING            SOLE
NAME                              ORGANIZATION OR FORMATION          CAPITAL STOCK            CAPITAL STOCK   SHAREHOLDER OR MEMBER
----                              -------------------------          -------------            -------------   ---------------------
Simmons Company                          Delaware                    3,000 shares              100 shares     THL-SC Bedding Company
                                                                     $0.01 par value          Common Stock
                                                                     Common Stock

Simmons Caribbean Bedding, Inc.*         Puerto Rico                 10,000 shares             400 shares     Simmons Company
                                                                     no par value             Common Stock
                                                                     Common Stock
Gallery Corp.                            Delaware                    100,000 shares           1,000 shares    Simmons Company
                                                                     $0.01 par value          Common Stock
                                                                     Common Stock

                                                                     200,000 shares
                                                                     $0.01 par value
                                                                     Preferred Stock

SC Holdings, Inc.                        Delaware                    100 shares                100 shares     Simmons Company
                                                                     $0.01 par value          Common Stock
                                                                     Common Stock
Sleep Country USA, Inc.                  Delaware                    3,000 shares             3,000 shares    SC Holdings, Inc.
                                                                     $0.01 par value          Common Stock
                                                                     Common Stock
Simmons I.P. Inc.*                       Ontario             Unlimited number of shares of  2,121,100 shares  Simmons Company
                                                                     Common Stock             Common Stock

                                                             Unlimited number of shares of
                                                                     Class A Stock

Info Establishment*                    Liechtenstein                 10,000 S. Frs.          10,000 S. Frs.   Simmons Company

Simmons International Holding             New York                   200 shares                101 shares     Simmons Company
Company, Inc.*                                                       no par value             Common Stock
                                                                     Common Stock

[dissolution pending]
                                                                      21 shares
                                                                    no par value
                                                                   Preferred Stock

Simmons International Ltd.*         Bahama Islands, B.V.I.          5,000 shares                  N/A         Simmons Company
[dissolution pending]                                             $1.00 par value
                                                                    Common Stock

                              Schedule 4.1 - Page 1

                                           JURISDICTION OF               AUTHORIZED          OUTSTANDING             SOLE
NAME                                ORGANIZATION OR FORMATION          CAPITAL STOCK        CAPITAL STOCK    SHAREHOLDER OR MEMBER
----                                -------------------------          -------------        --------------   ---------------------
688363 Ontario Limited*                    Ontario             Unlimited number of shares     10 shares      Simmons Company
[dissolution pending]                                              of Ordinary Stock        Ordinary Stock

                                                               Unlimited number of shares   16,300 shares
                                                               of First Preference Stock   Third Preference
                                                                                                Stock

                                                               Unlimited number of shares
                                                               of Second Preference Stock

                                                               Unlimited number of shares
                                                               of Third Preference Stock

The Simmons Manufacturing Co., LLC         Delaware                       N/A                    N/A         Simmons Company
Simmons Contract Sales, LLC                Delaware                       N/A                    N/A         Simmons Company
World of Sleep Outlets, LLC                Delaware                       N/A                    N/A         Simmons Company
Dreamwell, Ltd.                            Nevada                         N/A                    N/A         Simmons Company
Simmons Capital Management, LLC            Nevada                         N/A                    N/A         Simmons Company
Windsor Bedding Co., LLC                   Delaware                       N/A                    N/A         Simmons Company


* Non-Guarantor Subsidiary

                              Schedule 4.1 - Page 2

                                  SCHEDULE 6.1
                          CERTAIN EXISTING INDEBTEDNESS

Per Schedule 1.3(e) of Stock Purchase Agreement:
City of Janesville, Wisconsin IRB $9.7M, 7%, 11/12/92; due 10/15/17                                       $      9,700,000.00
Slumberland Note pay $500,000, 6%, 09/17/03; due 09/17/04                                                 $        500.000.00
SCUSA cap leases:                                                                                         $        309,162.00
 CIT software equip
 Telephone system
 Office furniture
 Ford truck
 Cambridge software

Puerto Rico cap leases:                                                                                   $         44,762.39
 Small truck $ 12,825.82
 Auto - Chrysler $ 12,901.23
 Xerox copier $19,035.34
 Waycross, Georgia capital lease

City of Shawnee, Kan Construction as IRB $5.0M, floating, 12/23/96; due 12/01/16                          $      4,000,000.00
Banco Santander Construction Loan $3.2M, floating, 12/12/97; due 12/01/12                                 $      2,115,587.89
Premium Financing @ 3.10% (AFCO and A1 Credit 03/04 Policy period)                                        $      2,827.136.03
Undrawn Letters of Credit:                                                                                $     10,443,235.00

 Greenwich Insurance 96/97 Policy period                                           $        350,625.00
 National Union Fire Ins. 01/02 Policy period                                      $      2,700,000.00
 National Union Fire Ins. 02/03 Policy period                                      $      2,200,000.00
 National Union Fire Ins. 03/04 Policy period                                      $      1,192,610.00
 KC IRB - Shawnee, KS plant                                                        $      4,000,000.00
            Total                                                                  $     10,443,235.00

                                  SCHEDULE 6.2
                             CERTAIN EXISTING LIENS

See Schedule 6.2 to Credit and Guaranty Agreement

                                  SCHEDULE 6.3
                              EXISTING INVESTMENTS

Investments described on Schedule 4.1

Other existing investments:
         Allmerica Financial Corporation              3,854 shares
         Federal Department stores                    2,421 shares

Existing 12.50% interest in corporate jet pursuant to agreement with NetJet Sales, Inc.

                                                                    EXHIBIT A TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                         CONVERSION/CONTINUATION NOTICE

         Reference is made to the Senior Unsecured Term Loan and Guaranty Agreement, dated as of December 19, 2003 (as it may be a mended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among THL-SC BEDDING COMPANY ("HOLDINGS"), SIMMONS COMPANY (as successor to THL Bedding Company) ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Bookrunner, Joint Lead Arranger and Co-Syndication Agent, UBS SECURITIES, LLC, as Joint Lead Arranger and Co-Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent.

         Pursuant to Section 2.8 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [Mmm/dd/yy]:

         TERM LOANS:

      $[___,___,___]         Eurodollar Rate Loans to be continued with Interest
                             Period of ___ month(s)

      $[___,___,___]         Base Rate Loans to be converted to Eurodollar Rate
                             Loans with Interest Period of ___ month(s)

      $[___,___,___]         Eurodollar Rate Loans to be converted to Base Rate
                             Loans

         Company hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]                                 SIMMONS COMPANY

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________


EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A

                                  EXHIBIT A- 1

                                                                    EXHIBIT B TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                                 TERM LOAN NOTE

$[___,___,___]
DECEMBER 19,2003
                               New York, New York

         FOR VALUE RECEIVED, SIMMONS COMPANY (as successor to THL Bedding Company), a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns the principal amount of [DOLLARS] ($[___,___,___]) in the installments referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Senior Unsecured Term Loan and Guaranty Agreement, dated as of December 19, 2003 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among THL-SC BEDDING COMPANY ("HOLDINGS"), COMPANY, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Bookrunner, Joint Lead Arranger and Co-Syndication Agent, UBS SECURITIES, LLC, as Joint Lead Arranger and Co-Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent.

         Company shall repay on the Maturity Date the aggregate principal amount on this Note as set forth in Section 2.11 of the Credit Agreement.

         This Note is one of the "Term Loan Notes" representing a portion of the Term Loans in the aggregate principal amount of $140,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the principal office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and Company (to the extent required) and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,

EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A

                                   EXHIBIT B-1

THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terns of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and the right to plead any statute of limitations as a defense to any demand hereunder, in each case to the full extent permitted by law.

            [The remainder of this page is intentionally left blank.]

EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A

                                   EXHIBIT B-2

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                                 SIMMONS COMPANY

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________


EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A

                                   EXHIBIT B-3

                                                                  EXHIBIT C-1 TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                      OPINION OF WEIL, GOTSHAL & MANGES LLP

                                  SEE ATTACHED

EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A

                                 EXHIBIT C- 1-1

                           WEIL,GOTSHAL & MANGES LLP

               767 FIFTH AVENUE . NEW YORK, NY 10153-0119             DALLAS

                         (212) 310-8000                              HOUSTON

                       FAX:(212) 310-8007                           MENLO PARK
                                                                (SILICON VALLEY)

                                                                      MIAMI
                                                                 WASHINGTON. D.C

                                                                     BRUSSELS

                                                                     BUDAPEST

                                                                     LONDON

                                                                     PRAGUE

                                                                     WARSAW

WRITER'S DIRECT LINE               December 19, 2003

Deutsche Bank AG, New York Branch,
as administrative agent
for the Lenders, and the Lenders and
the Agents referred to below

Ladies and Gentlemen:

         We have acted as special counsel to THL Bedding Company, a Delaware corporation (the "Borrower"), THL-SC Bedding Company, a Delaware corporation ' ("Holdings"), and each of the entities listed on Schedule 1 hereto (together with the Borrower and Holdings, the "Credit Parties") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated, by the Senior Unsecured Term Loan and Guaranty Agreement dated as of the date hereof (the "Credit Agreement"), by and among the Borrower, Holdings and certain other entities party thereto, as guarantors, the financial institutions listed on the signature pages thereto (the "Lenders"), Goldman Sachs Credit Partners L.P., as sole bookrunner, joint lead arranger and as co-syndication agent, UBS Securities LLC ,as joint lead arranger and co-syndication agent, Deutsche Bank AG, New York Branch, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the other Agents named therein. Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined. This opinion is delivered pursuant to Section 3.1(d) of the Credit Agreement.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction and, unless otherwise noted, each dated as of the date hereof) of (a)(i) the Credit Agreement, (ii) the Notes and (iii) the Assumption Agreement (the items listed in (a)(i) through (a)(iii) are, collectively, the "Credit Documents") and (b) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us

WEIL,GOTSHAL& MANGES LLP

December 19, 2003
Page 2

as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Credit Documents. We have also assumed (i) the valid existence and good standing of Dreamwell, Ltd. ("Dreamwell") and Simmons Capital Management, LLC (together with Dreamwell, the "Nevada Credit Parties") under the laws of the State of Nevada, (ii) that each of the Nevada Credit Parties has the requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, (iii) that each of the Nevada Credit Parties has the requisite corporate or limited liability company, as the case may be, power and authority to execute and deliver the Credit Documents to which it is a party and
(iv) the due authorization, execution and delivery by each of the Nevada Credit Parties of the Credit Documents to which it is a party. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Credit Agreement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. Each Credit Party (other than the Nevada Credit Parties) (collectively, the "Delaware Credit Parties") is a corporation or a limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware. Each of the Delaware Credit Parties has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. Each of the Delaware Credit Parties has all requisite corporate or limited liability company, as the case may be, power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Delaware Credit Parties of the Credit Documents to which each is a party have been duly authorized by all necessary corporate or limited liability company, as the case may be, action on the part of the Delaware Credit Parties. The Credit Documents to which each Delaware Credit Party is a party have been duly and validly executed and delivered by such Delaware Credit Party. Assuming the due authorization, execution and delivery thereof by the parties thereto, other than the Delaware Credit Parties, each Credit Document to which the Credit Parties are a party constitutes the legal, valid and binding obligation of such Credit Party party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to

WEIL,GOTSHAL & MANGES LLP

December 19,2003
Page 3

general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (B) certain remedial provisions of the Credit Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of such Credit Documents, and the Credit Documents contain adequate provisions for the practical realization of the rights and benefits afforded thereby.

         3. The execution and delivery by each Delaware Credit Party of the Credit Documents to which it is a party and the performance by such Delaware Credit Party of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or Certificate of Formation, as the case may be, or by-laws or operating agreement, as the case may be, of any Delaware Credit Party, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument set forth on Schedule 2 hereto to which any Delaware Credit Party is a party or by which it is bound, (iii) any New York, ' Delaware corporate or limited liability company or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Delaware Credit Parties of which we are aware.

         4. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or limited liability company or federal governmental authority is required in connection with the execution and delivery by each Credit Party of the Credit Documents to which it is a party, the consummation by such Credit Party of the transactions contemplated thereby or the performance by each Credit Party of its obligations thereunder, except for (i) consents or filings which have already been made or obtained, (ii) those which the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect and (iii) federal and state securities or blue sky laws, in each case, as to which we express no opinion in this paragraph.

         5. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Credit Parties that relates to any of the transactions contemplated by the Credit Documents.

         6. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Credit Parties is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", within the meaning of, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

WEIL,GOTSHAL & MANGES LLP

December 19,2003
Page 4

         7. The making of the extensions of credit under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement does not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         The opinions expressed herein are rendered solely for your benefit and the benefit of your successors and permitted assigns in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or successors and permitted assigns of any Lender.

                                                          Very truly yours,
                                                          [ILLEGIBLE]

WEIL, GOTSHAL & MANGES LLP

                                   Schedule 1

      Entity                                                    Jurisdiction of Organization
      ------                                                    ----------------------------
1.    Simmons Company                                                   Delaware

2.    Simmons Holdings, Inc.                                            Delaware

3.    The Simmons                                                       Delaware
      Manufacturing Co., LLC

4.    Gallery Corp.                                                     Delaware

5.    World of Sleep Outlets,                                           Delaware
      LLC

6.    Simmons Contract Sales,                                           Delaware
      LLC

7.    Windsor Bedding Co., LLC                                          Delaware

8.    SC Holdings, Inc.                                                 Delaware

9.    Sleep Country USA, Inc.                                           Delaware

10    Dreamwell, Ltd.                                                   Nevada

11.   Simmons Capital                                                   Nevada
      Management, LLC

WEIL, GOTSHAL & MANGES LLP

                                   Schedule 2

1. Credit and Guaranty Agreement, dated as of December 19, 2003, among THL, THL-SC, the guarantors named therein and the financial institutions party thereto, and all agreements constituting exhibits to or required to be executed pursuant thereto.

2. Indenture, dated as of December 19, 2003 (the "Indenture"), between Borrower and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), and the other guarantors named therein.

3. Indenture between Simmons Company (the "Company") and SunTrust Bank, Atlanta, as Trustee, dated as of March 16, 1999.

4. Employment Agreement among THL Bedding Holding Company, the Company and Charles R. Eitel, dated as of December 19, 2003.

5. Employment Agreement among THL Bedding Holding Company, the Company and William S. Creekmuir, dated as of December 19, 2003.

6. Employment Agreement among THL Bedding Holding Company, the Company and Robert W. Hellyer, dated as of December 19, 2003.

7. Employment Agreement among THL Bedding Holding Company, the Company and Rhonda C. Rousch, dated as of December 19, 2003.

8. Labor Agreement between the Company and The United Steel Workers of America, A.F.L., C.I.O., C.L.C., on behalf of its members in Local No. 173, in the Shawnee, Kansas plant of the Company excluding executives, sales employees, office workers, supervisors, foremen, time keepers, mechanics or machinists for the period from April 23, 1999 to April 22, 2002.

9. Labor Agreement between the Company and The United Steel Workers, Local No. 425 for all employees at the Jacksonville, Florida plant of the Company excluding executives, sales employees, office workers, supervisors, inspectors, departmental coordinators or persons in any way identified with management for the period from October 16,2001 to October 15, 2004.

10. Labor Agreement between the Company and The United Steel Workers, Local No. 422 for all production and maintenance employees at the Dallas, Texas plant of the Company excluding supervisors, foremen, factory clerks, office employees, time keepers, watchmen or persons in any way identified with management for the period from October 16, 2001 to October 15, 2004.

11. Labor Agreement between the Company and The United Steel Workers, Local No. 2401 for all production at the Atlanta, Georgia plant of the Company excluding office workers, supervisors, foremen, inspectors, watchmen, plant guards, departmental coordinators, carload checkers or persons in any way

WEIL, GOTSHAL & MANGES LLP

         identified with management for the period from October 16, 2001 to October 15, 2005.

12. Labor Agreement between the Company and The United Steel Workers, Local No. 515U for all employees at the Los Angeles, California plant of the Company excluding executives, sales employees, office workers, and supervisors for the period from October 16, 2001 to October 15, 2005 (2001 10-K).

13. Labor Agreement between the Company and The United Steel Workers, Local No. 420 for employees at the Piscataway, New Jersey plant of the Company excluding watchmen, office janitors, maintenance department employees, truck drivers, tool makers, machinists, supervisors, porters, matrons, main office, clerical, and maintenance helpers for the period of October 16, 2001 to October 15, 2005.

14. Labor Agreement between the Company and The United Steel Workers, Local No. 424 for all production employees at the Columbus, Ohio plant of the Company excluding executives, sales employees, office workers, timekeepers, watchmen, office janitors, maintenance department employees, truck drivers, foremen, supervisors, private chauffeurs, main office, clerical, and engine room and power plant employees for the period from October 16, 2001 to October 15, 2004.

15. Loan Agreement, dated as of November 1, 1982, between the City of Janesville, Wisconsin and the Company, as successor by merger to Simmons Manufacturing Company, Inc., relating to $9,700,000 City of Janesville, Wisconsin industrial Development Revenue Bond, Series A.

16. Loan Agreement between the City of Shawnee and the Company relating to the Indenture of Trust between City of Shawnee, Kansas and State Street Bank and Trust Company of Missouri, N.A., as Trustee, dated December 1, 1996 relating to $5,000,000 Private Activity Revenue Bonds, Series 1996.

                                                                    EXHIBIT D TO
                                                  SENIOR UNSECURED TERM LOAN AND
                                                              GUARANTY AGREEMENT

                     ASSIGNMENT AND ASSUMPTION AGREEMENT(1)

         This Assignment and Assumption Agreement (this "ASSIGNMENT"),is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item [1] [item 3] below ([the] [each an] "ASSIGNOR")and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] "ASSIGNEE"). [It is understood and agreed that the rights and obligations of such Assignee [Assignor] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the "STANDARD TERMS AND CONDITIONS") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each such] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (the "ASSIGNED INTEREST"). [Each] [Such] sale and assignment is without recourse to [the] [each such] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [each such] Assignor.

 1.      Assignor:           _________________

 2.      Assignee:           _________________(2)

[2][3].  Credit Agreement:   $140,000,000 Senior Unsecured Term Loan and
                             Guaranty Agreement, dated as of December 19, 2003, by and among THL-SC BEDDING COMPANY, SIMMONS
                             COMPANY (as successor to THL Bedding Company,
                             "COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole
                             Bookrunner, Joint Lead Arranger and Co-Syndication
                             Agent, UBS SECURITIES, LLC, as Joint Lead Arranger and Co-Syndication Agent, and DEUTSCHE BANK AG, NEW
                             YORK BRANCH, as Administrative Agent.

-------------------

1 This Assignment and Assumption Agreement should be used by for an assignment to or from a single Assignee or to or from funds managed by the same or related investment managers.

2 Item 1 and Item 2 should be filled in as appropriate. In the case of an assignment to or from funds managed by the same or related investment managers, the Assignees or Assignors should be listed in bracketed item 3 as applicable.

EXHIBITS TO SENIOR UNSECURED
TERM LOAN AND GUARANTY AGREEMENT                                       EXECUTION
446409-New York Server 5A
                                   EXHIBIT D-1

[3. Assigned Interest:(3)

                        Facility      Aggregate Amount of Loans for all                                     Percentage Assigned of
    Assignee            assigned                  Lenders                        Amount of Loans Assigned           Loans(4)
    --------            --------                  -------                        ------------------------           --------
[Name of Assignee]                                _______                              _______                      _______%

[Name of Assignee]                                _______                              _______                      _______%]

[4. Assigned Interest:(5)

                                                                                                             Percentage Assigned of
Facility assigned         Aggregate Amount of Loans for all Lenders             Amount of Loans Assigned           Loans(6)
-----------------         -----------------------------------------             ------------------------           --------
Tranche B Term Loans                   $___________                                     $________                  %________

[insert additional rows as applicable]

Effective Date_______,___,200_

ASSIGNOR INFORMATION

Payment Instructions:
                                            _____________________
                                            _____________________
                                            _____________________
                                            _____________________
                                            Reference:

Notice Instructions:
                                            _____________________
                                            _____________________
                                            _____________________
                                            Reference:

-----------------
3 Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignment to or from funds managed by the same or related investment managers.

4 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

5 Insert this chart if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

6 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

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

ASSIGNEE INFORMATION

Payment Instructions:                       _____________________
                                            _____________________
                                            _____________________
                                            _____________________
                                            Reference:

Notice Instructions:
                                            _____________________
                                            _____________________
                                            _____________________
                                            Reference:

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

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR                                 ASSIGNEE
[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE](7)

By:_________________________             By:____________________________________
   Name:                                    Name:
   Title:                                   Title:

[Consented to:](8)

SIMMONS COMPANY

By:________________________
   Name:
   Title:

[Consented to and](9) Accepted:
DEUTSCHE BANK AG, NEW YORK BRANCH,
  as Administrative Agent

By:________________________
   Name:
   Title:

--------------------
7 Add additional signature blocks, as needed, if this Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

8 Consent of Company is not required upon the occurrence and during the continuance of an Event of Default with respect to Sections 8.1(a), 8.1(f) and 8.1(g) of the Credit Agreement.

9 Consent of Administrative Agent and Company is not required for assignments to another Lender or to an Affiliate of the assigning Lender (or if such assigning Lender is a fund that invests in commercial or bank loans, another such investment fund managed or advised by the same investment advisor or an Affiliate thereof) or another Lender.

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

                                                                         ANNEX 1

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

1.       Representations and Warranties.

            1.1 Assignor. [Each] [The] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of Holdings or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

            1.2 Assignee. [Each] [The] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [each such] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (ii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each such] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

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

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS).

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

                                                                    EXHIBIT E TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

         Reference is made to the Senior Unsecured Term Loan and Guaranty Agreement, dated as of December 19, 2003 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among THL-SC BEDDING COMPANY, SIMMONS COMPANY (as successor to THL Bedding Company) ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Bookrunner, Joint Lead Arranger and Co-Syndication Agent, UBS SECURITIES, LLC, as Joint Lead Arranger and Co-Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent. Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

                                         [NAME OF LENDER]

                                         By:____________________________________
                                            Name:
                                            Title:

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                                  EXHIBIT E-1

                                                                    EXHIBIT F TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                              SOLVENCY CERTIFICATE

           See Exhibit G attached to the Credit and Guaranty Agreement

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                                   EXHIBIT F-1

                                                                    EXHIBIT G TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE

           See Exhibit H attached to the Credit and Guaranty Agreement

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                                   EXHIBIT G-1

                                                                    EXHIBIT H TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                              COUNTERPART AGREEMENT

         This COUNTERPART AGREEMENT, dated [MM/DD/YY] (this "COUNTERPART AGREEMENT") is delivered pursuant to that certain Senior Unsecured Term Loan and Guaranty Agreement, dated as of December 19, 2003 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among THL-SC BEDDING COMPANY, SIMMONS COMPANY ( as successor to THL Bedding Company) ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Bookrunner, Joint Lead Arranger and Co-Syndication Agent, UBS SECURITIES, LLC, as Joint Lead Arranger and Co-Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent.

         SECTION 1. Pursuant to Section 5.9 of the Credit Agreement, the undersigned Subsidiary of Company hereby:

                  (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

                  (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

                  (c) certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and

                  (d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section362(a) of the Bankruptcy Code and in accordance with Section 7 of the Credit Agreement.

         SECTION 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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                                   EXHIBIT H-1

         THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

            [The remainder of this page is intentionally left blank.]

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                                   EXHIBIT H-2

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                         [NAME OF SUBSIDIARY]

                                         By:____________________________________
                                            Name:
                                            Title:

Address for Notices:

         _____________________
         _____________________
         _____________________
         Attention:
         Telecopier

with a copy to:

         _____________________
         _____________________
         _____________________
         Attention:
         Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By: _______________________
    Name:
    Title:

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                                   EXHIBIT H-3

                                                                    EXHIBIT I TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                         CERTAIN ADJUSTMENTS TO EBITDA

FOUR-FISCAL QUARTER PERIOD ENDING:                    CONSOLIDATED ADJUSTED EBITDA:
March 31, 2003                                               $29,066,000
June 30, 2003                                                $30,212,000
September 30,2003                                            $37,117,000

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                                   EXHIBIT I-1

                                                                    EXHIBIT J TO
                                                      SENIOR UNSECURED TERM LOAN
                                                          AND GUARANTY AGREEMENT

                       SEE EXHIBIT N TO CREDIT AGREEMENT

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                                   EXHIBIT J-1